                                                                   EXHIBIT 10.35

                              AGREEMENT FOR SALE


entered into between

1. Mr. JURGEN GRATZE, Allmendenweg 10, 45894 Gelsenkirchen, Germany,
                  -        hereinafter referred to as "SELLER 1" -


2. Mr. JURGEN BIRKNER, Westerholter Str. 26, 45894 Gelsenkirchen, Germany,
                  -        hereinafter referred to as "SELLER 2" -


3. Mr. MARTIN MOHR, Frankampstr. 77, 45881 Gelsenkirchen, Germany,
                  -        hereinafter referred to as "SELLER 3" -

                  - SELLERS 1-3 also collectively referred to as "SELLERS" and being jointly and severally liable -

and

DORANA EINUNDVIERZIGSTE VERWALTUNGSGESELLSCHAFT MBH, being registered in the Commercial Register of the Frankfurt Local Court under the file No. HR B 45490, being represented by Dr. Volker Schacht or Dr. Christof Siefarth, acting with a power of attorney,

                  -        hereinafter referred to as "CORPORATION PURCHASER" -

DORANA FUNFZIGSTE VERWALTUNGSGESELLSCHAFT MBH, being registered in the Commercial Register of the Frankfurt Local Court under the file No. HR B 45743, being represented by Dr. Volker Schacht or Dr. Christof Siefarth, acting with a power of attorney,

                  -        hereinafter referred to as "PARTNERSHIP PURCHASER" -

                  - CORPORATION PURCHASER and PARTNERSHIP PURCHASER also collectively referrerd to as "PURCHASERS" and being joint and several creditors -

WHEREAS, SCHULERHILFE Gesellschaft fur Nachhilfeunterricht mbH ("SCHULERHILFE CORPORATION") is registered in the Commercial Register of the Local Court of Gelsenkirchen-Buer under the file no. HRB 1657. SELLER 1 and SELLER 2 participate in the stated capital of Schulerhilfe Corporation in the total amount of DM50,000.00 paid in full with shares in the nominal amounts of DM10,000.00 and DM15,000.00 each. SELLER 1 is the sole managing director of Schulerhilfe Corporation.

WHEREAS, ZGS Zentrale Gelsenkirchener SCHULERHILFE J. Gratze + M. Mohr GbR mbH ("SCHULERHILFE PARTNERSHIP"), is a civil law partnership (Gesellschaft burgerlichen Rechts) using the abbreviation "mbH" (mit beschrankter Haftung - with limited liability) in the course of business. Schulerhilfe Partnership is not registered in the Commercial Register. SELLER 1 owns a ninety-seven and one-half percent (97.5%) interest in Schulerhilfe Partnership; SELLER 3 owns the remaining two and one-half (2.5%) interest in Schulerhilfe Partnership.

WHEREAS, Schulerhilfe Corporation and Schulerhilfe Partnership (collectively also referred to as the "Schulerhilfe Entities") are engaged in the business of providing extracurricular educational services, including private and group coaching for pupils, which are either provided by its own employees or by independent contractors or by franchisees (the "Schulerhilfe Business").

WHEREAS, SELLER 1 and SELLER 2 intend to sell and transfer, and CORPORATION PURCHASER intends to take over all of the shares in Schulerhilfe Corporation from SELLERS;

SELLER1 and SELLER 2 subject to the terms of this Agreement;

WHEREAS, SELLER 1 and SELLER 3 intend to sell and transfer, and PARTNERSHIP PURCHASER intends to take over all interest in Schulerhilfe

Partnership from SELLER 1 and SELLER 3 subject to the terms of this Agreement;

WHEREAS, the parties have agreed that the acquisition agreed upon hereinafter shall be structured and carried out in a way that the sales price agreed upon in this Agreement shall be paid (a) as a fixed sales price, partly in cash and partly in Sylvan Restricted Stock (as hereinafter defined) and, (b) as an Earnout Payment (as hereinafter defined), at Sylvan's option, in cash or in Sylvan Unrestricted Stock (as hereinafter defined) and/or a combination thereof subject to the terms and conditions of this Agreement.


NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


1.       OBJECTS OF SALE
         ---------------

1.1      SALE OF SHARES IN SCHULERHILFE CORPORATION.
         ------------------------------------------
         SELLER 1 and SELLER 2 hereby sell to CORPORATION PURCHASER their shares in Schulerhilfe Corporation in the nominal amounts of DM10,000.00 and DM15,000.00 each (the "Shares"). CORPORATION PURCHASER accepts such sale. The transfer of the shares shall be made as of today's date and shall be executed pursuant to the terms and conditions substantially in the form of the transfer agreement attached hereto as Exhibit 1.
                                                               ---------

1.2      SALE OF INTEREST IN SCHULERHILFE PARTNERSHIP.
         --------------------------------------------
         SELLER 1 and SELLER 3 hereby sell to PARTNERSHIP PURCHASER all 100% interest in Schulerhilfe Partnership (the "Interest"). PARTNERSHIP PURCHASER accepts such sale. The transfer of the interest shall be made as of today's date and pursuant to the terms and conditions substantially in the form of the transfer agreement attached hereto as
         Exhibit 2.

1.3      PROFIT PARTICIPATION.
         --------------------
         SELLERS shall not be entitled to any profit distribution of the Schulerhilfe Corporation and Schulerhilfe Partnership which become due as of today's date, because the SELLERS will participate in any profit/loss of the Schulerhilfe Corporation and Schulerhilfe Partnership arising prior to today's date through the sales price adjustment set forth in sec. 2.4 of this Agreement.

1.4      CORPORATE CONSENT.
         -----------------
         In their capacity as shareholders - and SELLER 1 also in his capacity as managing director of Schulerhilfe Corporation SELLER 1 and SELLER 2 hereby grant the consent required under corporate law pursuant to sec. 13 para.1 of the articles of association of Schulerhilfe Corporation regarding the sale and transfer of the shares in Schulerhilfe Corporation, substantially in the form of the shareholders resolution of Schulerhilfe Corporation attached hereto as Schedule 1.4.
                                                        ------------

2.       SALES PRICE AND PAYMENT
         -----------------------

2.1      SALES PRICE.
         -----------
         The aggregate sales price (the ,,Sales Price") for the Shares in Schulerhilfe Corporation and for the Interest in Schulerhilfe Partnership payable to SELLERS shall be

         (a) a fixed amount of DM33.5 (Thirty-Three and One-Half) million out of which

               (i) DM27.5 (Twenty-Seven and One-Half) million are payable in cash to a bank account to be designated by SELLER 1, and

               (ii) DM6.0 (Six) million in Sylvan Restricted Stock (as defined and further provided hereinafter) subject to a three-year restriction, and

         (b) an amount of up to DM21.5 (Twenty-One and One-Half) million as an Earnout Payment (as defined and further provided hereinafter), payable, in the sole discretion of PURCHASERS, either in cash, or in Sylvan Unrestricted Stock (as defined and further provided hereinafter) (the "Earnout Stock").

2.2      PAYMENT OF THE FIXED SALES PRICE.
         --------------------------------

         (a) The partial Sales Price set forth in sec. 2.1 (a) (i) hereinbefore shall be paid by PURCHASERS until November 30, 1998 (the "Payment Date") at the latest.

         (b) Notwithstanding the obligations set forth in sec. 3.12 hereinafter, the partial Sales Price set forth in sec. 2.1 (a)
               (ii) hereinbefore shall be paid by PURCHASERS until the Payment Date, in shares of the US$ 0.01 par value common stock of Sylvan Learning Systems, Inc. ("Sylvan") (the,,Sylvan Common Stock"), with the number of shares to be transferred by PURCHASERS determined by dividing the portion of the Sales Price by the average closing price of the Sylvan Common Stock as quoted on NASDAQ for the fifteen (15) trading days prior to today's date; provided that, for the purpose of calculating the average stock price during such fifteen (15) day period, the single highest and single lowest closing stock prices shall be disregarded. The currency exchange rate that the parties will use to determine the value of the Sylvan Common Stock in German Marks is the average daily exchange rate as published in the Wall Street Journal over the two-month period prior to today's date.

         (c) SELLERS shall, for a time period expiring at the third anniversary of today's date, be restricted from selling, hedging or in any way disposing of any Sylvan Common Stock held by them (the "Sylvan Restricted Stock").

         (d) Nothing herein shall be construed as requiring PURCHASERS to transfer any fractional shares; and, PURCHASERS, at their sole discretion, shall have the right to pay to the SELLERS cash payments in lieu of any fractional shares.

2.3      PAYMENT OF THE EARNOUT.
         ----------------------
         (a)   The exact amount of the partial Sales Price set forth in sec. 2.1
               (b) hereinbefore (the "Earnout Payment") shall be determined pursuant to the terms and conditions set forth in sec. 2.5 hereinafter.

         (b) The Earnout payment shall be due on February 15, 2000, but may be paid, at PURCHASERS' sole discretion, before that date.

         (c) If PURCHASERS elect to make the Earnout Payment by providing Earnout Stock, as set forth in sec. 2.1 (b) hereinbefore, the following provisions shall apply:

               (i) The value of the Earnout Stock shall be determined by dividing the portion of the Sales Price by the average closing price of the Sylvan Common Stock as quoted on NASDAQ for the fifteen (15) trading days prior to date set forth in sec. 2.3 (b) hereinbefore; provided that, for the purpose of calculating the average stock price during such fifteen (15) day period, the single highest and single lowest closing stock prices shall be disregarded. The currency exchange rate that the parties will use to determine the value of the Sylvan Common Stock in German Marks is the average daily exchange rate as published in the Wall Street Journal over the two-month period prior to such date.

               (ii) For a period of sixty (60) days following the transfer of the Earnout Stock to SELLERS, SELLERS shall be restricted from selling, hedging or in anyway disposing of the Earnout Stock held by them, unless, in the sole discretion of PURCHASERS, PURCHASERS provide for otherwise in writing.

               (iii) If the transfer of Earnout Stock is made within the period of sixty (60) days as set forth in sec. 2.3 (c)(ii) hereinbefore, the following shall apply:

                     (A) If the proceeds from the sale of the Earnout Stock made at PURCHASERS' direction, as converted in Deutsche Mark or Euro, as the case may be, at the exchange rate published in the Wall Street Journal as of the day of such sale, is less than the amount of the partial Sales Price determined in accordance with sec. 2.3 (a) hereinbefore, PURCHASERS shall make an adjustment in cash payable to SELLERS within fourteen
                          (14) days following the sale of the Earnout Stock.

                     (B) If the amount actually received by SELLERS from such sale exceeds the amount of the partial Sales Price determined in accordance with sec. 2.3 (a) hereinbefore, SELLERS shall pay to PURCHASERS the exceeding amount in cash within fourteen (14) days following the sale of the Earnout Stock minus the US and/or German tax imposed on SELLERS on the capital gain from the sale of the Earnout Stock, and SELLERS shall retransfer to PURCHASERS all of the Earnout Stock which was not sold.

         (d) Nothing herein shall be construed as requiring PURCHASERS to transfer any fractional shares; and, PURCHASERS, at their sole discretion, shall have the right to pay to the SELLERS cash payments in lieu of any fractional shares.

2.4      SALES PRICE ADJUSTMENTS/EQUITY GUARANTEE
         ----------------------------------------
         (a) The parties agree that as of today's date the minimum Working Capital of Schulerhilfe Corporation shall be DM1.00 [Deutsche Mark One] (the "Corporation Minimum Working Capital"). The parties mutually agree that as of today's date the minimum Working Capital of Schulerhilfe Partnership shall be DM1.00 [Deutsche Mark One] (the ,,Partnership Minimum Working Capital").

         (b) For the purposes of this sec. 2.6 (a) "Working Capital" shall be the working capital, as defined under US generally accepted accounting principles, i.e. current assets less current liabilities, including current portions due (one year or less) of long term liabilities.

         (c) Within sixty (60) days after today's date PURCHASERS shall deliver to SELLERS (the date of such delivery being the "Adjustment Date") balance sheets of Schulerhilfe Corporation and Schulerhilfe Partnership set up as of October 31, 1998, in accordance with the accounting principles set forth in sec. 2.4
               (b) hereinbefore, which shall be the basis for calculating the Working Capital as of today's date of Schulerhilfe Corporation (the "Corporation Closing Date Working Capital") and of Schulerhilfe Partnership (the "Partnership Closing Date Working Capital"), collectively referred to as "Statements". The Statements shall have been prepared by PURCHASERS and audited by PURCHASERS' auditors, Ernst & Young (or such other firm of independent certified public accountants appointed by PURCHASERS for this purpose). In rendering the Statements, PURCHASERS and their auditors shall consult with the SELLERS or, as the case may be, with the auditors of the Schulerhilfe Entities; and shall permit the Schulerhilfe Entities and such auditors at the earliest practicable date access to and copies of the work papers and calculations relating to the Statements.

         (d) Any dispute which may arise between PURCHASERS and the SELLERS with respect to the calculation of the Working Capital shall be resolved in the following manner:

               (i) if the SELLERS dispute the calculation of the Working Capital the SELLERS shall notify the CORPORATION PURCHASER or the PARTNERSHIP PURCHASER, as the case may be, within thirty (30) days after the Adjustment Date specifying therein in detail the basis and reason for such dispute and the amount which is in dispute;

               (ii) during the thirty (30) day period following the date of such notice(s), the CORPORATION PURCHASER and/or the PARTNERSHIP PURCHASER and the SELLERS shall attempt to resolve such dispute(s); and

               (iii) if at the end of the thirty (30) day period specified in clause (ii) above the parties shall have failed to reach an agreement with respect to such dispute(s), the matter shall be referred for settlement to one of the worldwide operating firms of independent certified public accountants as the parties mutually agree or any such firm to be elected by the president of the German Institute of Chartered Accountants (IDW Dusseldorf) at the request of PURCHASERS and/or SELLERS (the,,Accounting Firm"). The Accounting Firm shall be instructed to use every reasonable effort to perform such services within thirty (30) days of the submissions to it of the applicable Statements and related dispute(s). Each of the parties to the dispute(s) shall bear all costs and expenses incurred in connection with this sec 2.4 (d)
                     (iii), and the fees of the Accounting Firm shall be borne proportionally to the degree of prevailing in accordance with secs. 91 ss. German Code on Civil Procedure. The decision(s) of the Accounting Firm in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

         (e)   (i)   Within ten (10) days after the Adjustment Date the
                     following adjustment payments shall be made in cash:

                     (A) CORPORATION PURCHASER shall pay to SELLERS an amount equal to the amount by which the Corporation Closing Date Working Capital exceeds the Corporation Minimum Working Capital; or alternatively,

                     (B) SELLERS shall pay to CORPORATION PURCHASER an amount equal to the amount by which the Corporation Closing Date Working Capital is lower than the Corporation Minimum Working Capital,

                     AND

                     (C) PARTNERSHIP PURCHASER shall pay to SELLERS an amount by which the Partnership Closing Date Working Capital exceeds the Partnership Minimum Working Capital; or alternatively,

                     (D) SELLERS shall pay to PARTNERSHIP PURCHASER an amount by which the Partnership Closing Date

                           Working Capital is lower than the Partnership Minimum Working Capital,

               (ii) Provided, however, that in the event of any dispute made in accordance with the provisions of sec. 2.4 (d) (iii) hereinbefore, the disputed amount shall be paid within ten
                     (10) days after the settlement or determination of the dispute, as the case may be.


2.5      DETERMINATION OF EARNOUT PAYMENT.
         --------------------------------
         (a)   The determination of the Earnout Payment referred to in secs. 2.1
               (b) and 2.3 (a) hereinbefore shall be based on the franchise and advertising fees (the "Franchise Fees") for the calendar year 1999 actually collected by PARTNERSHIP PURCHASER until January 31, 2000 at the latest (the "Collected Franchise Fees") from (i) the 720 franchise centers as to which franchise agreements have been entered into as of September 18, 1998, and which are identified in a list to be prepared by the parties jointly and promptly (the "Franchise Centers"), and (ii) such Franchise Centers which will be operating in PARTNERSHIP PURCHASER'S franchise system after today's date.

         (b) The projected Franchise Fees for the calendar year 1999 shall equal an amount of DM6.5 (Six and One-half) million. If the Collected Franchise Fees equal or exceed an amount of DM6.5 (Six and One-Half) million, the Earnout Payment shall amount to DM21.5 (Twenty-one and One-half) million. If the Collected Franchise Fees are less than an amount of DM6.5 (Six and One-Half) million, the Earnout Payment shall be as follows:

               (i) If the Collected Franchise Fees are less than the amount of DM6.5 (Six and One-Half) million but exceed an amount of DM6,264,800.00 (or the equivalent to 68 Franchise Centers not paying an amount of DM700.00 per month), the Earnout Payment shall be reduced Deutschmark for Deutschmark.

               (ii) If the Collected Franchise Fees are less than the amount of DM6,264,800.00 but exceed an amount of DM5,979,200.00 (or the equivalent to 102 Franchise Centers not paying an amount of DM700.00 per month), the Earnout Payment shall be reduced at a multiple of two times the amount less than DM 6,264,800.00 of Collected Franchise Fees plus Deutschmark for Deutschmark of the amount between DM6,264,800.00 and DM6.5 million.

               (iii) If the Collected Franchise Fees are less than the amount of
                     DM5,979,200.00 but exceed an amount of DM5,693,600.00 (or the equivalent to 136 Franchise Centers not paying an amount of DM700.00 per month), the Earnout Payment shall be reduced at a multiple of four times the amount less than DM
                     6.5 million of Collected Franchise Fees.

               (iv) If the Collected Franchise Fees are less than the amount of DM5,693,600.00, the Earnout Payment shall be reduced at a multiple of nine times the amount less than DM 6.5 million of Collected Franchise Fees.

The following schedule illustrates the above calculation (Amounts in DM):

----------------------------------------------------------------------------------------------------------
 Total of Collected Franchise Fees obtained by              Number of
 Partnership Purchaser from January 1, 1999 through        Non-Paying         Total Payment Made for
 December 31, 1999 from an Average of 773 Centers            Centers                  Earnout
----------------------------------------------------------------------------------------------------------
                       6,500,000                               0-40                  21,500,000
                       6,300,000                              41-68                  21,300,000
                       6,000,000                              69-102                 20,735,200
                       5,700,000                             103-136                 18,300,000
                       5,400,000                              - 171                  11,600,000
                       5,000,000                              - 218                   8,000,000
                   4,111,111 or less                          - 324                       0
----------------------------------------------------------------------------------------------------------

2.6      TAXES.
         -----
         The SELLERS shall reimburse to the Partnership Purchaser any taxes, social security and other public charges, including but not limited to late charges, penalties and interest thereon - minus any refund of such taxes - (the "Taxes") of the Schulerhilfe Partnership which relate to the period until today's date other than those Taxes as to which amounts were set aside in the balance sheet of Schulerhilfe Partnership referred to in sec. 2.4 (c) herein. The SELLERS shall reimburse to the Corporation Purchaser all the Taxes of the Schulerhilfe Corporation which relate to the time period until today's date other than those Taxes as to which amounts were set aside in the balance sheet of Schulerhilfe Corporation referred to in sec. 2.4 (c) herein. Taxes resulting from the fact that depreciations, value adjustments or reserves have not been accepted by the tax authorities, shall not be taken into account in calculating the taxes to be reimbursed, to the extent that the positions not accepted by the tax authorities lead to tax reductions in the subsequent five fiscal years. The amounts payable by the SELLERS shall become due at the same time as the respective Taxes. The provisions of sec. 6.4 of this Agreement shall apply mutatis mutandis.


3.       ADDITIONAL AGREEMENTS
         ---------------------

3.1      CONFIDENTIALITY IF TRANSACTIONS ARE NOT CONSUMMATED.
         ---------------------------------------------------
         If the transactions contemplated herein are not consummated, then PURCHASERS shall return to SELLERS any statements, documents or other written information furnished by or on behalf of SELLERS. PURCHASERS shall not reveal to any third party or utilize for any purpose, (i) any information contained in any such statements, documents or other written information provided to PURCHASERS or any of their agents or representatives by or on behalf of SELLERS or (ii) any analyses or compilations thereof by PURCHASERS, or (iii) any of the trade secrets or other confidential business or other proprietary information of the Schulerhilfe Entities, provided that the obligations of PURCHASERS, their agents and representatives hereunder shall not apply to:

         (a) any information which was known to PURCHASERS or any of their directors, officers, employees, agents, representatives or affiliates prior to its disclosure by or on behalf of SELLERS;

         (b) any information which was in the public domain prior to the disclosure thereof to PURCHASERS by or on behalf of SELLERS;

         (c) any information which comes into the public domain through no cause of PURCHASERS or any of their directors, officers, employees, agents, representatives or affiliates; or

         (d) any information which is disclosed to PURCHASERS or any of their directors, officers, employees, agents or representatives by a third party (which term shall not include the employees, attorneys, accountants or other representatives of the Schulerhilfe Entities); or

         (e) any information which is required to be disclosed pursuant to applicable laws, regulations or court order.

3.2      COOPERATION.
         -----------
         The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all parties shall use their commercially practicable best efforts to satisfy or cause the satisfaction of the conditions contained in this Agreement, to consummate the transactions contemplated herein and to fulfill their obligations hereunder.

3.3      MANAGEMENT AGREEMENT WITH SELLER 1.
         ----------------------------------
         SELLER 1 is the managing director of Schulerhilfe Corporation. As of today's date, his employment relationship shall be subject to the Management Agreement substantially in the form attached as Exhibit 3.
                                                                    ---------
         The current employment relationship between SELLER 1 and Schulerhilfe Corporation shall become ineffective on the day preceding today's date. SELLERS agree to indemnify CORPORATION PURCHASER from all claims resulting from this employment relationship, which have been accrued up to today's date.

3.4      EMPLOYMENT AGREEMENT WITH SELLER 3.
         ----------------------------------
         SELLER 3 is an employee of Schulerhilfe Corporation. As of today's date, his employment relationship shall be subject to the Employment Agreement substantially in the form attached as Exhibit 4. The current
                                                         ---------
         employment relationship between SELLER 3 and Schulerhilfe Corporation shall become ineffective on the day preceding today's date. SELLERS agree to indemnify CORPORATION PURCHASER from all claims resulting from this employment relationship, which have been accrued up to today's date.

3.5      CONSULTING AGREEMENT WITH SELLER 2.
         ----------------------------------
         SELLER 2 has been retained as a free-lance consultant of Schulerhilfe Corporation pursuant to the terms of a contract for services. As of today's date, his contractual relationship shall be subject to the Consulting Agreement substantially in the form attached as Exhibit 5.
                                                                    ---------
         The current contractual relationship between SELLER 2 and Schulerhilfe Corporation shall become ineffective on the day preceding today's date. SELLERS agree to indemnify CORPORATION PURCHASER from all claims resulting from this contractual relationship, which have been accrued up to today's date.

3.6      DISTRIBUTIONS.
         -------------
         Until today's date, each of the Schulerhilfe Entities shall be entitled to make distributions to its partners and shareholders, respectively;

         provided, however, that such distributions are only made to an extent that they do not cause the Working Capital of each of the Schulerhilfe Entities to fall below the Minimum Working Capital of the respective Schulerhilfe Entity as defined in sec. 2.4 (a) hereinbefore.

3.7      PURCHASER'S ACCESS AND INSPECTION.
         ---------------------------------
         Upon reasonable notice, SELLERS shall cause the Schulerhilfe Entities to provide PURCHASERS and their authorized representatives full access during normal business hours from and after the date hereof to all the Assets and all the assets of the Schulerhilfe Entities (collectively, the "Schulerhilfe Assets") and to the books and records of the Schulerhilfe Business, wherever situated, for the purpose of making such investigation with respect to the transactions contemplated hereby as PURCHASERS may reasonably desire; provided, however, that in conducting such activities, PURCHASERS shall not, and shall cause their representatives not to, unduly interfere with the business, employees and franchisees of the Schulerhilfe Entities. SELLERS shall cause the Schulerhilfe Entities to furnish PURCHASERS with such information concerning the Schulerhilfe Business as PURCHASERS may reasonably request. SELLERS shall cause the Schulerhilfe Entities' personnel to assist PURCHASERS in making such investigation and shall cause their respective counsel, accountants and other non-employee representatives to be reasonably available to Purchasers for such purposes. No investigation made heretofore or hereafter by PURCHASERS shall affect the representations or warranties of hereunder, each of which shall survive any such investigation.

3.8      ASSIGNMENT OF TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS.
         ----------------------------------------------------------------
         SELLER 1 individually, or SELLER 2 individually, or SELLER 1 and SELLER 2 jointly, are proprietors of the trademark and service mark registrations and applications (including registrations and applications therefor and goodwill associated therewith)
         ("Trademarks") set forth in Schedule 3.8. All registered Trademarks
                                     ------------
         have been used, except the registered German Trademark with the file number 111 89 48, which has not been used in
         the last five years. Prior to the Payment Date, SELLER 1 and/or SELLER 2 shall take such measures as are necessary to assign to PARTNERSHIP PURCHASER those Trademarks: (i) used in connection with the Schulerhilfe Business; and (ii) either (A) not comprising a portion of the Assets or (B) not owned exclusively by the Schulerhilfe Corporation, substantially in the form set forth in Exhibit 6. The
                                                             ---------
         SELLER 1 and/or the SELLER 2 shall submit to PARTNERSHIP PURCHASER all files and documents regarding the registrations of and applications for the Trademarks, particularly, but not limited to, the trademark certificates and the correspondence with the respective trademark offices.

3.9      RESTRICTIONS FROM DISPOSING OF SYLVAN RESTRICTED STOCK AND EARNOUT
         ------------------------------------------------------------------
         STOCK.
         -----
         Notwithstanding SELLERS' restriction on the disposition of Sylvan Restricted Stock and/or Earnout Stock set forth hereinbefore, SELLERS shall provide written notice to PURCHASERS at least five (5) business days prior to engaging in any sale, hedge or other disposition of any Sylvan Restricted Stock and/or Earnout Stock held by SELLERS.

3.10     RELEASE FROM RESTRICTIONS OF SALE OF SYLVAN RESTRICTED STOCK.
         ------------------------------------------------------------
         At the time the Earnout Payment as set forth in sec. 2.1 (b) hereinbefore is paid, PURCHASERS may release SELLERS from the restrictions of the Sylvan Restricted Stock as set forth in sec. 2.2
         (c) hereinbefore and SELLERS are obliged to sell the Sylvan Restricted Stock upon the order of PURCHASERS, if the stock exchange price of the Sylvan Restricted Stock, as quoted on NASDAQ at the last trading day prior to that date, exceeds an amount of DM6.4 million (Six Million Four-Hundred Thousand). The proceeds from such sale of the Sylvan Restricted Stock exceeding an amount of DM6.4 million (Six Million Four-Hundred Thousand) shall be paid to PURCHASERS, at PURCHASERS sole discretion, in cash or by retransferring the corresponding number of Sylvan Common Stock to SELLERS.

3.11     EXCLUSION OF SCHULERHILFE BUSINESS HEADQUARTERS.
         -----------------------------------------------
         Prior to signing this Agreement, SELLERS shall have executed a transfer agreement satisfactory in substance and form, by which SELLER 1 and SELLER 3 acquire the real property including the real property and all of the headquarters building of the Schulerhilfe Business, as further described, including the excerpt from the land register, in Schedule
                                                                     --------
         3.11 (the "Schulerhilfe Business Headquarters") at the book value as
         ----
         set forth in the financial accounts of SCHULERHILFE PARTNERSHIP as of today's date with economic effect as of today's date and by assuming any and all liabilities, including, but not limited to those, listed in
         Schedule 3.11, relating to the or in connection with the Schulerhilfe
         -------------
         Business Headquarters.

3.12     ESCROW ACCOUNT.
         --------------
         At the Payment Date, the Sylvan Restricted Stock shall be paid into an escrow account, and held pursuant to an escrow agreement, substantially in the form attached hereto as Exhibit 7 (the "Escrow Agreement")
                                        ---------
         providing for the escrow of the Sylvan Restricted Stock payable to SELLERS to secure for a period of two (2) years after the Payment Date PURCHASERS' claims resulting from this Agreement. PURCHASERS shall bear the fee of the Escrow Agent to the extent that such fee exceeds an amount of DM4,000.00, while SELLERS shall bear the fee up to that amount. The Escrow Agent shall be the State Street Bank, as set forth in the Escrow Agreement.


4.       ADDITIONAL OBLIGATIONS.
         ----------------------

4.1      CERTIFICATE OF SELLERS.
         ----------------------
         The SELLERS shall deliver to PURCHASERS a certificate, dated as of the Payment Date or, at an earlier date designated by PURCHASERS, certifying in such detail as PURCHASERS may reasonably request, (a) the absence of any material adverse change in the Schulerhilfe Business compared to the state of the business as reflected in the August 31,

         1998, financial statements of the Schulerhilfe Entities audited by Ernst & Young, and (b) the accuracy of the representations and warranties set forth herein as well as the compliance with all agreements and conditions set forth herein.

 4.2     INTERIM STATEMENTS.
         ------------------
         PURCHASERS shall receive until November 20, 1998, a copy of each of the Schulerhilfe Partnership's and the Schulerhilfe Corporation's unaudited financial statements as of October 31, 1998, and for the period then ended (the "Interim Statements"), accompanied by the representation of the SELLERS that such financial statements are (a) true, correct and complete in all material respects, and (b) present fairly the financial condition of each of the Schulerhilfe Entities as of such date and the result of its operations for the period then ended.

4.3      GENERAL OBLIGATIONS.
         -------------------
         Each party shall, at the reasonable request of any other party, from time to time and at any time and without further consideration, do, execute, acknowledge and deliver, or cause to be done acts, deeds, assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgments, acceptances, notarizations, filings and assurances as may be necessary or convenient to procure for the party so requesting, and its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the Assets or otherwise to satisfy and perform the obligations of the parties hereunder.


5.       REPRESENTATIONS AND WARRANTIES OF SELLERS.
         -----------------------------------------

         SELLERS have submitted and will submit in performing this Agreement to PURCHASERS several documents and information. SELLERS hereby represent, warrant and covenant to PURCHASERS that such documents and information are true and not misleading in any material respect and that they have not omitted any statement necessary. There is no material fact adversely affecting the Schulerhilfe Business, which has not been disclosed to PURCHASERS.

         INDEPENDENT GUARANTEE AGREEMENT: SELLERS, by the way of an independent
         -------------------------------
         guarantee agreement and being jointly and severally liable, hereby represent, warrant and covenant to PURCHASERS as follows:

5.1      ORGANIZATION AND EXISTENCE OF SCHULERHILFE CORPORATION
         ------------------------------------------------------

         (a) Schulerhilfe Corporation is a limited liability company registered in the Commercial Register of the Local Court in Gelsenkirchen-Buer under the file no. HRB 1657, and is created and validly existing under the laws of the Federal Republic of Germany. SELLER 1 and SELLER 2 participate in the stated capital of Schulerhilfe Corporation in the total amount of DM50,000.00 paid in full with shares in the nominal amounts of DM10,000.00 and DM15,000.00 each. SELLER 1 is the sole managing director of Schulerhilfe Corporation.

         (b) The articles of association and the entry of Schulerhilfe Corporation in the Commercial Register of the Local Court in Gelsenkirchen-Buer, both of which are attached as Schedule 5.1
                                                                 ------------
               (b), correspond with the current state of Schulerhilfe
               ---
               Corporation. There are no additional or ancillary agreements to this shareholders agreement. All shareholders resolutions passed by Schulerhilfe Corporation modifying the articles of association are set forth in Schedule 5.1 (b). Further shareholders
                                ----------------
               resolutions, particularly those abrogating the shareholders agreements fully or partly or giving another contents, do not exist.

         (c) The stated capital of the Schulerhilfe Corporation has been paid in cash and in full as of today's date. Repayments of the assets required for the preservation of the stated capital have not occurred.

5.2      SELLERS' POWER OF DISPOSING OF SHARES IN SCHULERHILFE CORPORATION.
         -----------------------------------------------------------------
         SELLER 1 and SELLER 2 are the lawful owners of the shares in Schulerhilfe Corporation sold under this Agreement. The shares are unencumbered of any rights of third parties. SELLER 1 and SELLER 2 are authorized and able to dispose of the shares free and unencumbered. There are particularly no rights of preemption of third parties or other rights of preemption and agreements aiming at a transfer or encumbrance of the shares.

5.3      ORGANIZATION AND EXISTENCE OF SCHULERHILFE PARTNERSHIP
         ------------------------------------------------------

         (a) Schulerhilfe Partnership is a civil law partnership (Gesellschaft burgerlichen Rechts) using the abbreviation "mbH" (mit beschrankter Haftung - with limited liability) in the course of business. Schulerhilfe Partnership is not registered in any commercial register and is created and validly existing under the laws of the Federal Republic of Germany.

         (b) The articles of association of Schulerhilfe Partnership attached as Schedule 5.3 (b) correspond with the current state of
                  ----------------
               Schulerhilfe Partnership. There are no additional or ancillary agreements to this articles of association. All partnership resolutions passed by Schulerhilfe Partnership modifying the articles of association are set forth in Schedule 5.3 (b).
                                                        ----------------
               Further shareholders resolutions, particularly those abrogating the articles of association fully or partly or giving another contents, do not exist.

5.4      SELLERS' POWER OF DISPOSING INTEREST IN SCHULERHILFE PARTNERSHIP.
         ----------------------------------------------------------------
         SELLLER 1 is the lawful owner of a ninety-seven and one-half percent (97.5%) Interest in Schulerhilfe Partnership; SELLER 3 is the lawful owner of the remaining two and one-half percent (2.5%) Interest in Schulerhilfe Partnership. The Interest in Schulerhilfe Partnership is unencumbered of any rights of third parties. SELLER 1 and SELLER 3 are authorized and able to dispose of the Interest free and unencumbered. There are particularly no rights of preemption of third parties or other rights of preemption and agreements aiming at a transfer or encumbrance of the Interest. SELLER 1 and SELLER 3 particularly represent and warrant that they are entitled to transfer to PARTNERSHIP PURCHASER the Interest in Schulerhilfe Partnership.

         WARRANTED CHARACTERISTICS: Furthermore, SELLERS, being jointly and
         -------------------------
         severally liable, hereby represent, warrant and covenant as a warranted characteristic ("zugesicherte Eigenschaft") within the meaning of sec. 459 para.2 German Civil Code to PURCHASERS as follows:

5.5      TRANSFER OF ASSETS.
         ------------------
         SELLERS warrant and represent that through the transfer of the interest in the Schulerhilfe Partnership to the PARTNERSHIP PURCHASER, the PARTNERSHIP PURCHASER acquires all right, title and interest of the Schulerhilfe Partnership in and to the Assets including, without limitation, the following:

         (a) any and all real property, interests in real property and all structures, improvements and buildings located thereon used by the Schulerhilfe Partnership in the Schulerhilfe Business, including: (i) all real property, interests therein and improvements, buildings and structures shown as "Property, Plant and Equipment" on the Schulerhilfe Partnership's balance sheet as of December 31, 1997, however, with the exclusion of the Schulerhilfe Business Headquarters as set forth in sec. 3.11 hereinbefore; (ii) the real property described in Schedule 5.14
                                                                 -------------
               (a); and (iii) all leaseholds, easements, rights of way, licenses
               ---
               and other interests in real property used in the Schulerhilfe Business, including, without limitation, all Realty Use Rights (as defined in Paragraph 5.14 (c) hereinafter) and interests.

         (b) all computers, peripherals, printers, hardware, equipment, vehicles, furniture, fixtures, office equipment and other tangible personal property used by the Schulerhilfe Partnership in the conduct and operation of the Schulerhilfe Business, including, without limitation, all such assets shown as "Property, Plant and Equipment" on the balance sheet as of December 31, 1997 and all such assets described and identified in
               Schedule 5.5 (b) (all of the aforesaid being hereinafter
               ----------------
               collectively referred to as "Personal Property");

         (c) all inventories and materials utilized by the Schulerhilfe Partnership in the Schulerhilfe Business;

         (d) all of the notes and accounts receivable arising from or as a result of the operation of the Schulerhilfe Business by the Schulerhilfe Partnership in existence at the close of business on the last business day before today's date (all such notes and accounts receivable, the "Receivables");

         (e) all of the proprietary and confidential information used in the conduct and operation of the Schulerhilfe Business by the Schulerhilfe Partnership, including, without limitation: (i) any and all computer software, source code, object code, programming language or other system codes, instructions or algorithms for individual software used in the Schulerhilfe Business by the Schulerhilfe Partnership, and any and all rights of copyright therein; (ii) any and all trade secrets, technical information, know-how, ideas, designs, processes, procedures, discoveries, patents, patent applications, and all improvements thereof, used by the Schulerhilfe Partnership relating to the Schulerhilfe Business, (iii) all data, files, books and records, customer lists, and order information of the Schulerhilfe Partnership,
               (iv) all of the trademarks, service marks and trade names used by the Schulerhilfe Partnership in the conduct and operation of the

               Schulerhilfe Business (including, without limitation, all rights to the name "Schulerhilfe"), all registrations and pending applications therefor, and all goodwill associated therewith, and
               (v) any and all other information, intellectual property rights and intangible property rights relating to the Assets or the operation of the Schulerhilfe Business by the Schulerhilfe Partnership;

         (f) all of the Schulerhilfe Partnership's right, title and interest under the contracts, leases, licenses and agreements, particularly the Franchise Agreements (as defined in sec. 5.28
               (a) hereinafter), which are identified in Schedule 5.5 (f)
                                                         ------------
               attached hereto (collectively the "Assigned Contracts") to the extent these Assigned Contracts are assignable without the consent of the third party. For other contracts which require the consent of the third party to be assigned and as to which the third party refuses to consent to the assignment, the parties shall put each other in a position as if the contract is assigned;

         (g) and all other assets of any nature whatsoever, both tangible and intangible, of the Schulerhilfe Partnership used by the Schulerhilfe Partnership in the Schulerhilfe Business, including but not limited to any and all claims, choses in action, deposits and prepaid amounts.

5.6      COMPLIANCE WITH AND ABSENCE OF INCONSISTENT OBLIGATIONS.
         -------------------------------------------------------
         To the extent the Schulerhilfe Assets or the Schulerhilfe Business or the transactions contemplated herein might be adversely affected, no Schulerhilfe Entity, nor any predecessor of any Schulerhilfe Entity, is in default under or in violation of, and each Schulerhilfe Entity has complied in all material respects with, all provisions of all applicable laws, regulations, orders, injunctions, rulings and other public restrictions. No governmental authority has required any change in the Schulerhilfe Business or the Assets, or of the business or assets of any Schulerhilfe Entity generally, which may affect the Schulerhilfe Business or the

         Schulerhilfe Assets, which has not been fully implemented and paid for by such Schulerhilfe Entity. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in a violation or breach of, or constitute a default under, any term or provision of any mortgage, pledge, security agreement, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other commitment or restriction to which any of the Schulerhilfe Entities or the SELLERS are a party or by which any of them or any of their respective assets is subject or bound, nor will such actions result in (a) the creation of any claim, lien, charge or encumbrance on any of the assets, shares or interest of any of the Schulerhilfe Entities, (b) the acceleration or creation of any obligation of the Schulerhilfe Entities which may impair SELLERS' ability to perform this Agreement, or (c) the forfeiture of any right or privilege of any of the Schulerhilfe Entities which may impair SELLERS' ability to perform this Agreement. Neither Schulerhilfe Corporation nor Schulerhilfe Partnership have entered into any corporate relationships of any kind with third parties. Particularly, the Schulerhilfe Entities have not entered into a participation or sub-participation agreement with regard to another company. There are no contracts between enterprises within the meaning of secs. 291, 292 German Stock Corporation Act as well as other agreements regarding cooperations and no letters of support in favor of other enterprises. Furthermore, there are no dormant partnerships, participating loans (partiarische Darlehen) or other obligations with regard to participations regarding earnings, regardless whether this refers to the companies or individual participations. Furthermore, there have been no such relationships, except the Intercompany Agreement (Pachtvertrag) entered into between Schulerhilfe Partnership and Schulerhilfe Corporation dated January 2, 1979, plus the amendment to such tenancy agreement dated December 3, 1996, which are attached as
         Schedule 5.6.
         ------------

5.7      REQUIRED CONSENTS.
         -----------------
         The execution and delivery of this Agreement by the SELLERS and the consummation of the transactions contemplated by this Agreement do not require the consent, approval or action of, or any filing with or notice to, any corporation, person or firm or any public, governmental or judicial German authority except those listed on Schedule 5.7. With
                                                             ------------
         regard to SELLERS, there are no matrimonial restraints on disposal.

5.8      NO OVERINDEBTEDNESS OR INSOLVENCY OF SCHULERHILFE ENTITIES.
         ----------------------------------------------------------
         Neither the Schulerhilfe Corporation nor the Schulerhilfe Partnership are overindebted or insolvent. No requests for opening composition or bankruptcy proceedings regarding their assets have been filed.

5.9      NO OVERINDEBTEDNESS OR INSOLVENCY OF SELLERS.
         --------------------------------------------
         With regard to the assets of SELLERS neither bankruptcy nor judicial composition proceedings have been applied for, adjudicated or have not been opened due to insufficiency of funds. There are no facts which could justify the avoidance of the sale of the shares in Schulerhilfe Corporation or the sale of the interest of Schulerhilfe Partnership pursuant to the provisions of the German Bankruptcy Act and the German Composition Proceedings Act as well as the German Avoidance Act. SELLERS do not have liabilities in a material amount against third parties.

5.10     NO TRANSFER OF ENTIRE ASSETS OF SELLERS.
         ---------------------------------------
         The shares of SELLER 1 and SELLER 2 in Schulerhilfe Corporation or the Interest of SELLER 1 and SELLER 3 in Schulerhilfe Partnership do not consist of the entire or almost entire assets of any of the SELLERS.

5.11     LIABILITIES.
         -----------
         No Schulerhilfe Entity has any debt, liability or obligation of any kind which relates to or may have any material effect on the Schulerhilfe Assets or the Schulerhilfe Business after today's date, whether or not accrued, whether known or unknown, contingent or absolute or otherwise, including, without limitation: (a) liability for any taxes related to the Schulerhilfe Business prior to today's date; or (b) products or warranty liability related to the Schulerhilfe Business prior to today's date arising from or by virtue of the sale or disposition of personal property, or the rendering of services, of any type, kind or variety, by any Schulerhilfe Entity or any of their predecessors; or
         (c) unfunded liabilities related to the Schulerhilfe Business prior to today's date with respect to any national or state mandated employee social security or welfare program, plan or obligation or any Employee Benefit Program, except (i) liabilities reflected in the Financial Statements, (ii) liabilities incurred in the ordinary course of business which are not in the aggregate materially adverse to the Schulerhilfe Business or financial condition of the Schulerhilfe Business, and (iii) liabilities reflected in the Interim Statements or in Schedule 5.11.
            -------------

5.12     AUTHORITY TO OWN ASSETS AND CONDUCT BUSINESS/POSSESSION OF PERMITS AND
         ----------------------------------------------------------------------
         BUSINESS LICENSES.
         -----------------
         Each of the Schulerhilfe Entities is entitled to own or lease the properties used or usable in connection with the Schulerhilfe Business and to carry on the Schulerhilfe Business as and in the places where such business is now conducted. Each of the Schulerhilfe Entities is licensed or qualified in all jurisdictions where the character of the property used in the Schulerhilfe Business or the nature of the Schulerhilfe Business makes such license or qualification necessary. The Schulerhilfe Entities, the individuals representing the Schulerhilfe Entities as well as its personnel are in possession of all necessary permits, particularly, but not limited to, those permits required under applicable trade acts (Gewerbeordnungen), school organization acts (Schulordnungsgesetze) and similar acts or ordinances. All permits and business licenses granted and required for conducting the Schulerhilfe Business and all such jurisdictions are listed on Schedule 5.12. Schedule 5.12 lists (a) all locations where
                   -------------  -------------
         the Schulerhilfe Business is conducted and located or where any of the Schulerhilfe Entities has an office or place of business or maintains any inventory with respect to the Schulerhilfe Business, and (b) each name under which each of the Schulerhilfe Entities, or any predecessor of the

         Schulerhilfe Entities, has operated the Schulerhilfe Business during the past two (2) years. Each Schulerhilfe Entity possesses all, and no Schulerhilfe Entity is in violation of any, certificates, licenses, permits and other authorizations from governmental or regulatory authorities that are necessary for the ownership, maintenance and operation by such Schulerhilfe Entity of the Schulerhilfe Business or the Schulerhilfe Assets. SELLERS warrant and represent that the information contained in Schedule 5.12 is correct and complete, that no
                                  -------------
         further permits and business licenses are required for conducting the Schulerhilfe Business and that all such permits and business licenses are not negatively affected by the transfer to PURCHASERS by this Agreement.

5.13     TITLE TO ASSETS.
         ---------------
         The Schulerhilfe Entities are the sole and unencumbered legal owners of the property identified in the respective balance sheets as of December 31, 1997 as well as those laid down in their respective books (the "Assets"). The Schulerhilfe Entities may freely dispose of the Assets. There are no rights whatsoever of third parties with regard to the Assets with the exclusion of those listed in the attached Schedule
                                                                   --------
         5.13. There is no property required for conducting the business being
         ----
         owned by third parties. The Assets include all the properties and assets necessary to conduct the Schulerhilfe Business as presently conducted by the Schulerhilfe Entities; the Schulerhilfe Entities own such Assets. Except as set forth on Schedule 5.13, the Schulerhilfe
                                             -------------
         Entities have good title to all such assets, real and personal, movable and immovable, tangible and intangible, including, without limitation, those reflected on the respective balance sheets as of December 31, 1997 (except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all claims, liens, charges, mortgages, attachments and other encumbrances of any kind or character except (a) those reflected on the respective balance sheets as of December 31, 1997 as securing specified liabilities (with respect to which no default exists), (b) any interim statements, (c) liens for taxes not yet due and payable, and (d) minor imperfections of title and liens and encumbrances, if any, which (i) are not substantial in amount, (ii) do not impair the operations of the Schulerhilfe Business and (iii) have arisen only in the ordinary course of business.

5.14     REAL PROPERTY INTERESTS.
         -----------------------
         With the exception of the Schulerhilfe Business Headquarters to be transferred to SELLER 1 and SELLER 3 prior to signing this Agreement as set forth in sec. 3.11 hereinbefore:

         (a)   Schedule 5.14 (a) sets forth and identifies, by street address or
               -----------------
               parcel number, each and every parcel of real property owned or used by any of the Schulerhilfe Entities in the conduct of the Schulerhilfe Business and whether such real property is owned or leased (the ,,Real Property"). The excerpt from the land register (Grundbuchauszug) set forth in Schedule 5.14 (a) corresponds with
                                              -----------------
               the current state of the Real Property.

         (b) The SELLERS warrant and represent that the Schulerhilfe Entities have good and marketable free title to all Real Property owned by them, and all buildings, structures and other improvements thereon and all fixtures thereto which are used or useable in Schulerhilfe's Business free and clear of any lien, charge, claim or encumbrance whatsoever, registered or not registered, except as set forth on Schedule 5.14 (b).
                               -----------------

         (c) All leases, easements, rights of way, licenses and other non-ownership interests granted to or by the Schulerhilfe Entities in any of the Real Property (collectively, the "Realty Use Rights") are valid and effective in accordance with their terms. All such Realty Use Rights are listed on Schedule 5.14 (c) which have not
                                               -----------------
               been modified in any material respect, and all of which are in full force and effect in accordance with their terms. There is not under any Realty Use Right: (i) any default or any claimed default or event of default or event which with notice or lapse of time, or both, would constitute a default by any of the Schulerhilfe Entities and in respect of which SELLERS or the Schulerhilfe Entities have not taken adequate steps to prevent a default on their part from occurring, or (ii) any existing default by the other party to such Realty Use Right or any event of default or event which with notice or lapse of time, or both, would constitute a default by the other party to such Realty Use Right. No Schulerhilfe Entity has any claims, actions or causes of action against any other party to a Realty Use Right for failure of such party to perform and satisfy its duties and obligations under such Realty Use Right. Each Schulerhilfe Entity is lawfully in possession of all Real Property which such Schulerhilfe Entity uses under Realty Use Rights. Each Schulerhilfe Entity is presently occupying the entirety of each parcel of Real Property for the purposes set forth in such Realty Use Right, except the lease agreements with third parties set forth in Schedule 5.14 (c).
                                          -----------------

         (d) No Schulerhilfe Entity, nor any predecessor of any Schulerhilfe Entity, has caused any work or improvements to be performed upon or made to any Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any lien, charge, claim or encumbrance in favor of the person or entity which performed the work.

         (e) All requisite certificates of occupancy and other permits or approvals legally required with respect to the improvements on the Real Property and the occupancy and use thereof have been obtained and are currently in effect.

         (f) The interest of each Schulerhilfe Entity in and under each Realty Use Right, to which such Schulerhilfe Entity is a party, is unencumbered and subject to no present claim, contest, dispute, action or threatened action or proceeding or otherwise other than minor imperfections of title which do not have a material adverse effect on the Realty Use Right.

         (g)   Except as set forth in Schedule 5.14 (g), no rent or use fee has
                                      -----------------
               been paid in advance, no security deposit has been paid and no brokerage commission is payable by any Schulerhilfe Entity with respect to any Realty Use Right.

         (h) No Schulerhilfe Entity has received any notice that the owner of the Real Property used by such Schulerhilfe Entity under any Realty Use Right has made any assignment, pledge or hypothecation of such Realty Use Right or the rents or use fees due thereunder.

         (i) Limited to real property owned by the Schulerhilfe Entities: All of such real property is free from any use or occupancy restrictions. No options have been granted to others to purchase, lease or otherwise acquire any interest in the Real Property, or any part thereof. The Schulerhilfe Entities have the exclusive right of possession of each tract comprising the Real Property. There is lawfully available to all of the Real Property water, gas, sewers, electricity, and telephone service sufficient to allow the Schulerhilfe Business to continue to be conducted as heretofore conducted by the Schulerhilfe Entities, and all of which are now being utilized by the Schulerhilfe Entities. All of the Real Property has reasonably suitable access to existing paved roads and other public rights of way. All of the Real Property is free and clear of any liens, charges, claims, security interests, encumbrances or other restrictions, whether existing of record or otherwise, except the following (as to which no event of default has occurred): (i) liens for taxes which are not past due, (ii) easements for the erection and maintenance of public utilities servicing the Real Property.

         (j) All of the real property not owned by the Schulerhilfe Entities is in all respects fit for the purpose of conducting the Schulerhilfe Business.

         (k)   Limited to the real property owned by the Schulerhilfe Entities:
               The present use of and improvements on the Real Property are in conformity in all material respects with all applicable laws, rules, regulations and ordinances, including, without limitation, all applicable ordinances and regulations and with all deed restrictions of record, and there is no proposed change therein that would affect any of the Real Property or its use. There exists no conflict or dispute with any regulatory authority or other person relating to any Real Property or the activities thereon. All improvements on the Real Property are located within the lot lines (and within the mandatory set-backs from such lot lines established by applicable law) and not over areas subject to easements or rights of way.

         (l)   Limited to the real property owned by the Schulerhilfe Entities:
               All buildings and improvements on the Real Property are in good condition and repair, suited for the operation of the Schulerhilfe Business and are in compliance in all material respects with all applicable laws, rules, regulations, and ordinances, including, without limitation, all applicable building, electrical, plumbing, gas, fire, environmental and other regulatory laws, rules, regulations, and ordinances, and the Schulerhilfe Entities have not received any notice of any violation or alleged violation of any thereof. No toxic or hazardous materials were used, to the best of SELLERS' knowledge, in the construction or improvements of any building located on the Real Property or otherwise used by the Schulerhilfe Entities in connection with the Schulerhilfe Business.

         (m)   Limited to real property owned by the Schulerhilfe Entities:
               Prior to the date hereof, the SELLERS have delivered to PURCHASERS true and correct copies of all deeds, easements, servitudes, mortgages and other documents relating to or affecting the title to the Real Property.

5.15     TANGIBLE PROPERTY.
         -----------------
         All tangible property owned or used by the Schulerhilfe Entities is in good working condition, subject to normal wear and tear, is suited for the use intended and is operated in conformity with all applicable laws and regulations. There are no defects or conditions which would cause such tangible property to be or to become inoperable or unsafe if used as intended.

5.16     FINANCIAL STATEMENTS.
         --------------------
         The unaudited financial statements of the Schulerhilfe Entities as of December 31, 1995, December 31, 1996, and as of December 31, 1997 (the "Reference Dates") which are attached as Schedule 5.16 have been
                                                  -------------
         prepared in accordance with balance sheet regulations of German commercial law observing the principle of formal and substantive balance sheet continuity. They give an accurate and complete presentation of the companies as of the Reference Dates with regard to finances, assets and earnings. The present value of the Assets complies, the present value of the liabilities complies at most, with the respective balance estimates. With the exclusion of liabilities resulting from the financial statements as of December 31, 1997 and as to which liability reserves have been made and have been separately identified, the companies do not have any liabilities to be recorded in the balance sheets. SELLERS particularly warrant and represent that there are no claims against any of the Schulerhilfe Entities resulting from property civil liability whatsoever and that SELLERS are not aware of liabilities to be expected other than those occurring in the ordinary course of business. As to all uncertain liabilities which may be taken into account because of possible losses resulting from pending transactions and further facts resulting in a duty to provide for liability reserves, sufficient liability reserves have been provided for in the financial statements as of December 31, 1997. Particularly, the financial statements as of December 31, 1997 and the Interim

         Statements provide for sufficient liability reserves with regard to tax liabilities, official levies and social security contributions of the Schulerhilfe Entities accruing. SELLERS warrant and represent that the Schulerhilfe Entities have not created claims resulting from operational pension duties. The receivables resulting from the financial statements as of December 31, 1997 and from the financial statements as of August 31, 1998 (as audited by Ernst & Young) are existing, minus value adjustments identified, to the full extent lawfully and are free of claims and encumbrances of third parties. They have the economical value identified and may be collected on their respective due dates. SELLERS particularly warrant and represent that with the exclusion of those liabilities mentioned in the annual statement as of December 31, 1997 and the Interim Statements, or as to which liability reserves have been made or specifically entered, there are no liabilities of the Schulerhilfe Entities.

5. 17    EMPLOYMENT AGREEMENTS.
         ---------------------
         Schedule 5.17 lists all employees of all Schulerhilfe Entities and
         -------------
         others who on the date hereof perform services on a regular basis for the Schulerhilfe Business, other than those persons who are solely franchisees or their employees of the Schulerhilfe Entities (the ,,Schulerhilfe Employees"). To the extent required by law, the social data (name, age, marital status, number and age of dependants, home address, phone number, salary, length of service, maternity or handicapped status, etc.) of the Schulerhilfe Employees are completely and correctly entered into the respective personnel files kept at the premises of the Schulerhilfe Entities. No key employee has terminated his or her employment, nor plans not to continue his or her employment with the Schulerhilfe Business after the date hereof. Except as set forth in Schedule 5.17, no Schulerhilfe Entity is a party to any
                  -------------
         collective bargaining agreement or any agreement, understanding, protocol or arrangement of any kind with any union, labor organization or other employee group or representative, whether public or private, which relates to the Schulerhilfe Employees. With respect to all of the

         Schulerhilfe Employees, the Schulerhilfe Entities, and their respective predecessors, have complied with (i) all laws and regulations prohibiting or regulating discrimination in employment on the basis of age, race, sex, nationality, religion or other prohibited classifications, and (ii) all other labor and employment laws and regulations applicable to persons employed in connection with the Schulerhilfe Business, including, without limitation, those laws and regulations relating to wages, hours, health, safety, employee welfare, payment of payroll and social security taxes and other obligations, maintenance of workers' compensation insurance, employee retirement and redundancy and labor and employment relations. There are no further liabilities of the Schulerhilfe Entities from any employment relationships. The PURCHASERS are aware that tutoring teachers render services to the Schulerhilfe Entities on a free-lance basis and are being compensated on the basis and are being compensated on the basis of invoices presented by such tutoring teachers. SELLERS do not represent that this interpretation of the law will be accepted by the German tax authorities in the future. The list of salaries set forth in
         Schedule 5.17 does correctly state the complete salaries of the
         -------------
         managing director and the Schulerhilfe Employees of the head office as of July 31, 1998. There have been no pay raises inbetween, with the exception of those pay raises identified in the list of salaries
         Schedule 5.17.
         -------------

5.18     EMPLOYEE BENEFIT MATTERS.
         ------------------------
         (a)   Except as set forth in Schedule 5.18 (a) or as generally imposed
                                      -------------
               by applicable law, no Schulerhilfe Entity provides, and no
               Schulerhilfe Entity is obligated to provide, directly or indirectly, any benefits for employees of the Schulerhilfe Business, including, without limitation, any social plan, pension, profit sharing, retirement, bonus, medical or hospitalization insurance, vacation or other employee benefits under any practice, agreement, understanding, law or regulation.

         (b)   Except as set forth in Schedule 5.18 (b) or as generally imposed
                                      -----------------
               by applicable law, the transactions contemplated in this Agreement will not entitle any Schulerhilfe Employee to severance or redundancy pay and will not accelerate the time of payment or vesting or increase the amount of any compensation or other benefits due to any Schulerhilfe Employee.

         (c)   Schedule 5.18 (c) summarizes the material terms of each employee
               -----------------
               benefit program (including, without limitation, retirement benefit schemes, health insurance, pension insurance, unemployment insurance, workmen's compensation, medical care, holiday pay, bonuses and life insurance) maintained by or on behalf of any Schulerhilfe Entity or any other party (including any terminated pension programs) which covers or covered any Schulerhilfe Employees (an "Employee Benefit Program"), other than any Employee Benefit Program generally imposed or required to be maintained pursuant to applicable law. With respect to each Employee Benefit Program, except as expressly set forth in
               Schedule 5.18 (c), no litigation, administrative or other
               -----------------
               proceeding or claim is pending, threatened or anticipated and there are no outstanding requests for information by participants or beneficiaries of such program. Each Employee Benefit Program has been administered in compliance in all material respects with all applicable laws and regulations and all required filings have been made and notices have been given.

         (d) Each Schulerhilfe Entity, or as the case may be each of its predecessors, has timely made payment in full of all contributions to each Employee Benefit Program which any of them is or was obligated to make. There are no contributions declared or payable by any Schulerhilfe Entity to any Employee Benefit Program which have not been paid in full.

5.19     INSURANCE.
         ---------
         Schedule 5.19 lists all policies of insurance presently maintained by
         -------------
         or on behalf of the Schulerhilfe Entities with respect to the Schulerhilfe Assets or the Schulerhilfe Business, all of which are and will be maintained through today's date in full force and effect.
         Schedule 5.19 lists all occurrences which may form the basis for a
         -------------
         claim by or on behalf of any Schulerhilfe Entity under any such policy and for which no claim for payment has been made; such Schulerhilfe Entity has not waived (either intentionally or inadvertently) its right to make the related claim under any such policy. All premiums due on the insurance policies listed in Schedule 5.19 have been paid and no
                                          -------------
         Schulerhilfe Entity, nor the SELLERS, have received any notice of cancellation with respect thereto. No Schulerhilfe Entity has ever been refused any insurance by any insurance carrier to which it has applied for insurance with respect to the Schulerhilfe Assets, or the Schulerhilfe Business except for legal expenses insurance ("Rechtsschutzversicherung") having been applied for approx. twenty
         (20) years prior to today's date. SELLERS and PURCHASERS shall jointly use their best efforts to transfer all insurance contracts protecting the Schulerhilfe Business in order to obtain insurance coverage as of today's date.

5.20     CONTRACTS.
         ---------
         Schedule 5.20 lists all contracts and commitments with respect to the
         -------------
         Schulerhilfe Business (including but not limited to Assigned Contracts, which are designated as such on Schedule 5.5 (f)), or by which the
                                         ----------------
         Schulerhilfe Assets, or the Schulerhilfe Business may be bound or affected (collectively, the "Contracts"), whether written or verbal, including, without limitation, purchase and sales orders individually involving a payment of more than DM100,000.00 (or the equivalent thereof in the applicable local currency), employment contracts, labor and union contracts, leases, shareholder agreements, employee benefit programs, deferred compensation agreements, notes, bonds, mortgages, security agreements, guaranties, security deposits, performance bonds, letters of credit, loan agreements, currency exchange and interest rate positions or agreements, distribution agreements, sales representative agreements, commercial agency agreements, warranties, contribution agreements, brokers or agency contracts, powers of attorney and any contract which involves payments in excess of an aggregate of DM100,000.00 (or the equivalent thereof in the applicable local currency) or has a term or requires performance over a period of more than one year; except for (i) agreements for Realty Use Rights which are set forth in Schedule 5.14 (c), (ii) Franchise Agreements set forth
                          -----------------
         in Schedule 5.28; and (iii) non-material contracts with pupils relating
            -------------
         to the provision of services by the Schulerhilfe Entities. Particularly, the Schulerhilfe Entities have not granted guarantees or entered into guarantee agreements or have taken over further agreements providing for a joint liability. The SELLERS have delivered to PURCHASERS a true and correct copy of each written Contract (including all amendments thereto), duly signed by both parties, where applicable, and a summary of the material terms of each oral Contract. SELLERS warrant and represent that all Contracts continue to be valid without being terminated. No Schulerhilfe Entity, nor any predecessor of any Schulerhilfe Entity, is in default or in arrears under any of the terms of the Contracts. No condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a default or accelerate the maturity of, or otherwise modify, any Contract. All Contracts are in full force and effect. No default by any other party to any Contract is known or claimed by the SELLERS or the Schulerhilfe Partnership to exist. No termination of any of the Contracts has been threatened.

5.21     INTELLECTUAL PROPERTY RIGHTS.
         ----------------------------
         The Schulerhilfe Entities are solely and without encumbrances permitted to make use of all proprietary inventions, designs, ideas, processes, methods, software, source and object code, trademarks, service marks, trade names, copyrights and other know-how including the rights resulting from applications made as well as all rights of use thereof comprising the intellectual property of the Schulerhilfe Entities

         (collectively, the "Schulerhilfe Intellectual Property"). If any Schulerhilfe Intellectual Property is owned or registered in the name of any other person than Schulerhilfe Corporation or Schulerhilfe Partnership, SELLERS shall provide that all such Schulerhilfe Intellectual Property is or will be transferred to PARTNERSHIP PURCHASER and that all documents required for such transfer have been duly executed prior to today's date or will be executed thereafter. There are neither claims of third parties with regard to these rights nor have third parties claimed to have such rights. The Schulerhilfe Entities have the means, rights and information required to conduct the Schulerhilfe Business as currently conducted without incurring any liability for license fees or royalties or any claims of infringement of patents, trade secrets, copyrights, trademarks, service marks or other proprietary rights. All hardware and software used in the Schulerhilfe Business is set forth in Schedule 5.21. The operations of
                                               -------------
         the Schulerhilfe Entities on or after January 1, 2000, without limitation to date, shall in no way be different than the operations prior to that date, and the equipment, systems and software of the Schulerhilfe Entities will be able to process, store, record and present data containing dates in the year 2000 and thereafter, without limitation to date, in the same manner as data containing dates prior to the year 2000. There are no rights of third parties with respect to any trademark, service mark, trade secret, trade name, software, source or object code, copyright, patent, patent application, invention or device, comprising a part of the Schulerhilfe Intellectual Property. Without limiting the generality of the foregoing, all of the individual software of the Schulerhilfe Business, its source code, its object code and its programs are owned by the Schulerhilfe Entities, free and clear of any claims of (i) any individual, including any present or former employee of the Schulerhilfe Entities or (ii) any present or former independent contractor to or of the Schulerhilfe Entities.

5.22     INVENTORIES AND MATERIALS.
         -------------------------
         The inventories and materials of the Schulerhilfe Entities reflected on the December 31, 1997 balance sheets and the inventories and materials produced or acquired by the Schulerhilfe Entities subsequent to the date thereof consisted and will consist of items of a quality and quantity usable in the ordinary course of the Schulerhilfe Business as presently conducted by the Schulerhilfe Entities. Except as set forth in Schedule 5.22, no Schulerhilfe Entity, nor any predecessor of any
            -------------
         Schulerhilfe Entity, has given or will give any express warranty with respect to any goods or products sold or services performed in connection with the Schulerhilfe Business prior to today's date.

5.23     TAXES.
         -----
         The Schulerhilfe Entities each have duly filed or will file when due all tax returns and reports and all returns and reports of all governmental units or authorities having jurisdiction, for all periods prior to or including today's date, with respect to taxes imposed upon any of the Assets, or taxes imposed on any Schulerhilfe Entity (including but not limited to income, value added and payroll taxes) which might create a lien or encumbrance on any of the Assets after transfer thereof to any of the PURCHASER, impose upon PURCHASERS any successor liability for taxes, or otherwise affect adversely the ability of any of the PURCHASER to carry on the Schulerhilfe Business after today's date, and each Schulerhilfe Entity has paid or will pay when due all of such taxes. There are no waivers or agreements by any Schulerhilfe Entity for the extension of time for the assessment of any taxes. There is not now being presently conducted any audit or examination of any tax return of any Schulerhilfe Entity by any governmental unit or authority, nor is there presently proposed by any such governmental unit or authority any deficiency or assessment of taxes as a result of any audit or examination of any tax return of any Schulerhilfe Entity. The PURCHASERS are aware of the fact that Schulerhilfe Corporation is exempted from the payment of value added tax and trade tax and that this tax exemption is under permanent control of the competent authorities; the operator of the Schulerhilfe Business is solely responsible to achieve this exemption after today's date.

5.24     ENVIRONMENTAL MATTERS.
         ---------------------
         Each Schulerhilfe Entity, and each of its predecessors, has complied with all laws and regulations relating to pollution and environmental control which are applicable to, and the failure to comply with which may have an adverse effect on, the Assets or the Schulerhilfe Business.
         Schedule 5.24 describes (a) all permits, regulatory plans and
         -------------
         compliance schedules with respect to the Assets and the Schulerhilfe Business, and (b) all litigation, investigations, inquiries and other proceedings, rulings, orders or citations pending, threatened or contemplated by government officials or others with respect to the Schulerhilfe Business or the Assets, in each case relating to emissions or the proper disposal of materials. The SELLERS have delivered to PURCHASERS true and correct copies of all permits, regulatory plans and compliance schedules described in Schedule 5.24. No Schulerhilfe Entity
                                           -------------
         is in violation of any of the permits, plans or compliance schedules described in or required to be described in Schedule 5.24 or of any
                                                     -------------
         law, regulation, order or decree regulating emissions or the proper disposal of materials.

5.25     GOVERNMENT REPORTS.
         ------------------
         Schedule 5.25 lists, and SELLERS have furnished PURCHASERS with true
         -------------
         and correct copies of all material reports filed since January 1, 1995 by the Schulerhilfe Entities which in any way relate to the Assets or the Schulerhilfe Business with all government agencies and other regulatory authorities with whom any Schulerhilfe Entity must file significant reports (other than tax returns, payroll withholding and similar reports), including, without limitation, agencies and authorities regulating employment and labor relations, competition, work place safety, taxes and environmental matters.

5.26     SOLE SOURCE SUPPLIERS.
         ---------------------
         Schedule 5.26 lists the names and addresses of any sole source
         -------------
         suppliers of significant goods, equipment or services to any Schulerhilfe Entity used in connection with the Schulerhilfe Business (other than public utilities) with respect to which practical alternative sources of supply are not available. Except as set forth in Schedule 5.26 no sole
                                                          -------------
         source supplier of the Schulerhilfe Business intends to discontinue or substantially diminish or change its relationship with the Schulerhilfe Business or the terms thereof, and no sole source supplier of the Schulerhilfe Business intends to increase prices or charges for goods or services presently supplied other than in the ordinary course of business.

5.27     LEGAL DISPUTES.
         --------------
         Except as set forth in Schedule 5.27 there are no actions, suits,
                                -------------
         claims, proceedings or other legal disputes pending or threatened against, by or affecting the Schulerhilfe Business in any court or before any arbitrator or governmental agency which could reasonably be expected to have a material adverse effect on the operation of the Schulerhilfe Business or on the Schulerhilfe Assets or which would prevent or impede the transactions contemplated by this Agreement. Except as set forth in Schedule 5.27 no Schulerhilfe Entity has been
                                -------------
         charged with, or is under investigation with respect to any charge concerning, any violation of any provision of any applicable law, ordinance, regulation, order or governmental restriction, which could reasonably be expected to have a material adverse effect on the operation of the Schulerhilfe Business or on the Schulerhilfe Assets or which would prevent or in any way impede the transactions contemplated by this Agreement. There are no unsatisfied judgments against any Schulerhilfe Entity or any orders, injunctions or consent decrees to which any Schulerhilfe Entity is subject.

5.28     FRANCHISEES.
         -----------

         Schedule 5.28 sets forth the following information, all of which is
         -------------
         true and current in all material respects:

         (a) names, addresses, and telephone numbers of all current and former master and unit franchisees of the Schulerhilfe Business ("Franchisee" or "Franchisees"), indicating in each case whether the Franchisee is a master or unit franchisee and the country, province or other territory covered by such franchise;

         (b) a listing of any and all share capital or other equity interests held by the Schulerhilfe Entities or SELLERS in and to any Franchisee; and, a listing of any commitment of the Schulerhilfe Entities or SELLERS, contingent or otherwise, to provide to any franchisee, (a) any amount of equity or debt capital, or, (b) any rights of any nature, including but not limited to any share of revenues or profits in or other financial compensation from, any other franchise or any territory in which a franchise may be established at any future date;

         (c) a listing of all 720 franchise agreements with all Franchisees currently in effect (the "Franchisee Agreements"). A binder of true and correct copies of the different versions of the Franchise Agreements used has already been provided to PURCHASERS' representatives;

         (d) a listing of the current confidential operation manual or related manuals, and other documents relating to the franchise operations of the Schulerhilfe Business, true and correct copies of which shall be provided to PURCHASERS promptly;

         (e) copies of checklists or standard forms used in conjunction with the Schulerhilfe Business' franchising program;

         (f) a listing of all correspondence, along with any other relevant information, with or between the Schulerhilfe Entities or SELLERS and any Franchisee after December 31, 1997 relating to any dispute in excess of DM10,000.00, any threatened termination of any franchise agreement or any disputed interpretation of any franchise agreement, true and correct copies of which shall be provided to PURCHASERS promptly;

         (g) written details with respect to any Franchisee that, as of the date hereof, is not in good standing or meeting the payment condition under the franchise agreement.


5.29     FRANCHISEE TERMINATION.
         ----------------------
         Schedule 5.29 sets forth a list of names and addresses of all
         -------------
         Franchisees which have left the franchise system of the Schulerhilfe Business between January 1, 1996 and July 31, 1998, and shall deliver an amended list containing the terminated Franchisees promptly; and, SELLERS shall furnish PURCHASERS with a true and correct copy of all termination agreements and releases with respect thereto.

5.30     NO FRANCHISEE ASSOCIATION
         -------------------------
         Except as set forth on Schedule 5.30, no franchise association (either
                                -------------
         independent or company-sponsored) is currently in place. The organization of a franchise association is not currently contemplated by any Schulerhilfe Entity or by any of the Franchisees.

5.31     RELATED PARTY TRANSACTIONS.
         --------------------------
         Except as set forth in Schedule 5.31 SELLERS have not entered into any
                                -------------
         contract with or for the benefit of (a) any party owning, or formerly owning, beneficially or of record, directly or indirectly, any shares of or any interest in any Schulerhilfe Entity, (b) any natural person related by blood, adoption or marriage to any such party, (c) any director, officer or similar representative of any Schulerhilfe Entity or the SELLERS, or (d) any party or entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5%) beneficial interest (a "Related Party"). Without limiting the generality of the foregoing, except as set forth in Schedule 5.31, no
                                                             -------------
         Related Party, directly or indirectly, owns or controls any assets or properties which are used in the Schulerhilfe Business and no Related Party, directly or indirectly, engages in or has any significant interest in or in connection with any business which is, or has been within the last two (2) years, a competitor, customer or supplier of any Schulerhilfe Entity or has done business with any Schulerhilfe Entity or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the Schulerhilfe Business. The SELLERS do not engage in or does not have any interest in or in connection with any business which is, or has been, within the last five (5) years, a competitor, customer or supplier of any Schulerhilfe Entity or has done business with any Schulerhilfe Entity or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the Schulerhilfe Business.

5.32     CONDUCT OF THE SCHULERHILFE BUSINESS PENDING PAYMENT DATE
         ---------------------------------------------------------
         Except as expressly otherwise provided herein, without the prior written consent of PURCHASERS, between the date hereof and the Payment Date, the SELLERS covenant that:

         (a)   Business in the Ordinary Course.
               -------------------------------
               The Schulerhilfe Business shall be conducted only in the ordinary course.

         (b)   Extraordinary Agreements.
               ------------------------
               No Schulerhilfe Entity will enter into any contract or other arrangements for the Schulerhilfe Business except in the ordinary course of business.

         (c)   Acquisition of Materials.
               ------------------------
               Without limiting the generality of clause (b) above, no Schulerhilfe Entity will enter into any contract or commitment for the purchase of materials, products, services or supplies for the Schulerhilfe Business, except contracts or commitments which are entered into in the ordinary course of business at prices and on terms which are consistent with the Schulerhilfe Entities' prior operating practices and are necessary to enable the Schulerhilfe Entities to conduct the Schulerhilfe Business' normal operations.

         (d)   Maintenance.
               -----------
               The Schulerhilfe Entities will maintain the Schulerhilfe Assets in good operating condition, except for ordinary wear and tear and for damage by fire or other casualty.

         (e)   Insurance.
               ---------
               The Schulerhilfe Entities will maintain and keep in full force and effect all of the insurance referred to in sec. 5.19 hereof or other insurance equivalent thereto in all material respects.

         (f)   Encumbrances.
               ------------
               The Schulerhilfe Entities will not sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of the Schulerhilfe Assets, except (i) sales of inventory in the ordinary course of business or (ii) in connection with retirement or replacement of tangible personal property in the ordinary and necessary course of the Schulerhilfe Business.

         (g)   Employee Compensation.
               ---------------------
               No increase or decrease will be made in the compensation payable or to become payable by any of the Schulerhilfe Entities to any officer, employee or agent of the Schulerhilfe Business nor will any employment, bonus or profit sharing arrangement be made to or with any officer, employee or agent of the Schulerhilfe Business.

         (h)   Related Party Transactions.
               --------------------------
               SELLERS and the Schulerhilfe Entities will not enter into any contract or transaction of the kind described in sec. 5.31 hereof with any Related Party in connection with the Schulerhilfe Business.

         (i)   No Distributions.
               ----------------
               Except as contemplated by Section 3.6 hereof, no Schulerhilfe Entity shall pay or declare any dividend or other distribution with respect to its capital stock, nor shall any Schulerhilfe Entity, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock, except in the ordinary course of business consistent with past practices.

         (j)   Preservation of Business.
               ------------------------
               SELLERS shall preserve the Schulerhilfe Business, keep available the services of its present employees, preserve the goodwill of the franchisees, suppliers, customers and others having business relations with it. Without limiting the generality of the foregoing, no franchise of the Schulerhilfe Business shall be transferred, sold, assigned or terminated except in the ordinary course.

5.33     EVENTS SINCE DECEMBER 31, 1997.
         ------------------------------
         Except as expressly contemplated in this Agreement or as set forth in
         Schedule 5.33 or specifically identified in the December 31, 1997
         -------------
         Balance Sheet:

         (a) There has been no change in the Schulerhilfe Assets, the Schulerhilfe Business or the liabilities, results of operations or financial or other condition of the Schulerhilfe Business or in the Schulerhilfe Business' relationships with Franchisees, suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business.

         (b) There has been no damage, destruction or loss, whether or not insured against, to the Schulerhilfe Assets or the Schulerhilfe Business which could reasonably be expected to have a material adverse effect on the operation of the Schulerhilfe Business or on the Schulerhilfe Assets.

         (c) The Schulerhilfe Business has been operated only in the ordinary course of business with the diligence of a prudent businessman.

         (d) The books, accounts and records of the Schulerhilfe Entities have been maintained in the usual, regular and ordinary manner on a basis consistent with prior practice. Modifications with regard to the property, financial or earnings situation of the Schulerhilfe Business with the exclusion of modifications resulting from the ordinary course of business have not occurred. SELLERS warrant and represent that such modifications resulting from the ordinary course of business do not have a negative impact on the Schulerhilfe Business. Particularly, SELLERS are not aware of any circumstances or events, which may have a negative impact on the profitability of the Schulerhilfe Business or which may be extraordinarily burdensome or which may provide for an obligation of the Schulerhilfe Entities to provide for liability reserves in a balance sheet to be drawn as of today's date.

         (e) There has been no (i) increase in the compensation or in the rate of compensation or commissions payable or to become payable by any Schulerhilfe Entity to any director, officer, manager or other employee, agent or other representative with an annual salary exceeding DM50,000.00, (ii) general increase in the compensation or in the rate of compensation payable or to become payable to hourly employees or to any of the Schulerhilfe Employees, (iii) employee of the Schulerhilfe Business hired at a salary in excess of DM100,000.00 per annum (or the equivalent in the currency in which any such person is compensated), or (iv) payment of or commitment to pay any bonus, profit share or other extraordinary compensation to any Schulerhilfe Employee. For purposes of clause (ii) of the foregoing sentence, "general increase" means any increase generally applicable to a class or group of employees and does not include increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally applicable to a class or group of employees.

         (f) There has been no labor dispute or any organizational effort by any union or employee charge of any illegal labor or employment practice involving any Schulerhilfe Entity or the Schulerhilfe Business.

         (g) There has been no mortgage, lien or other encumbrance or security interest (other than liens for taxes not yet due and payable) created on or in any asset of the Schulerhilfe Entities or assumed by any Schulerhilfe Entity with respect to any such asset.

         (h) There has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by any Schulerhilfe Entity with respect to the Schulerhilfe Business, except in the ordinary course of business.

         (i) No obligation or liability has been discharged or satisfied, other than the liabilities reflected on the Financial Statements and liabilities incurred since December 31, 1997 in the ordinary course of business.

         (j) There has been no sale, transfer or other disposition of any asset of the Schulerhilfe Business, except sales for full value in the ordinary course of business of (i) assets having a fair market value in each case of less than DM10,000.00 and (ii) inventory.

         (k) There has been no amendment, termination or waiver of any material right with respect to the Schulerhilfe Business under any contract or agreement or governmental license, permit or permission.

         (l) There have been no amendments or other corporate actions having the effect of an amendment increasing past or future contributions of any kind whatsoever to any Employee Benefit Program, other than Employee Benefit Programs generally imposed or required to be maintained pursuant to applicable law.

         (m) No Schulerhilfe Entity has paid for or agreed to pay for, or otherwise incurred, any expenses on behalf of the Schulerhilfe Business with respect to any products or services which were delivered or rendered to, or for the benefit of, or guaranteed the indebtedness or any other obligation of, any person, firm or corporation, including, without limitation, any Schulerhilfe Entity or any Related Party, other than for the benefit of the Schulerhilfe Business.

         (n) SELLERS have not (i) paid any judgment resulting from any suit, proceeding, arbitration, claim or counterclaim or (ii) made any payment to any party of more than DM40,000.00 (or the equivalent in the currency in which such payment was made) in settlement of any suit, proceeding, arbitration, claim or counterclaim relating to the Schulerhilfe Business or any of the Schulerhilfe Assets.

         (o) No Schulerhilfe Entity has discontinued or determined to discontinue the production or sale of any products or services previously produced in connection with the Schulerhilfe Business and representing more than one percent (1%) of the sales of the Schulerhilfe Business during the fiscal periods covered by the Financial Statements.

         (p) There has not been paid nor declared by any Schulerhilfe Entity any dividend or other distribution with respect to the capital stock or shares of such Schulerhilfe Entity other than the interim dividend for the financial year 1998 which has not exceeded the regular earnings distributable since December 31, 1997, nor has any Schulerhilfe Entity, directly or indirectly, redeemed, purchased or otherwise acquired any of its capital stock or shares.


6.       INDEMNITIES.
         -----------

6.1      INDEMNIFICATION OF PURCHASERS.
         -----------------------------

         (a) If any of the warranties and representations set forth in sec. 5 herein or any other information contained in this Agreement or in any certificate, schedule, instrument or document delivered to PURCHASERS by or on behalf of the SELLERS pursuant to the provisions of this Agreement, is incorrect or incomplete or is not complied with, the SELLERS shall jointly and severally indemnify and hold harmless PURCHASERS against and in respect of any and all losses, damages, liabilities, costs and expenses suffered or incurred by any PURCHASER (including any entity associated with PURCHASERS within the meaning of sec. 15 German Stock Corporation Act, as well as their respective officers, directors, employees and other agents and representatives).

         (b) The right to withdraw from this Agreement pursuant to sec. 462 German Civil Code ("Wandlung") shall not be applicable.

6.2      LIMITATION OF CLAIMS.
         --------------------

         (a) The SELLERS' liability to indemnify PURCHASERS as joint and several creditors for a non-fulfillment of any of the representations and warranties set forth in sec. 5 of this Agreement shall be limited as follows:

               (i) PURCHASERS shall not be entitled to raise individual claims in the amount of less than DM5,000.00 each, unless it is a repetitive claim based on the same economical or legal issue;

               (ii) PURCHASERS shall not be entitled to raise a claim if the aggregate amount of claims (of both PURCHASERS jointly) is less than DM250,000.00.

               Such limitations shall not apply to SELLERS' obligations set forth in secs. 2.4 (Sales Price Adjustments) and 2.6 (Taxes).

         (b) SELLERS' total liability with regard to indemnification is limited to DM28,000,000.00 minus fifty percent (50%) of the amount by which the Earnout Payment as set forth in secs. 2.1
               (b), 2.3, and 2.5 hereinbefore is lower than DM 21.5 (Twenty-One and One-Half) million.

         (c) The statute of limitations with regard to all claims of PURCHASERS resulting out of or in connection with this Agreement shall expire on October 31, 2001. With regard to Taxes, see sec. 2.6, the statute of limitations shall be six months following the date the respective assessment becomes final.

6.3      EXCEPTIONS TO INDEMNIFICATIONS AND LIMITATION OF CLAIMS.
         -------------------------------------------------------
         None of the indemnifications or limitations set forth in secs. 6.1 and
         6.2 hereinbefore, shall affect PURCHASERS' claims for performance regarding an unencumbered transfer of the shares in Schulerhilfe Corporation, the interest in Schulerhilfe Partnership nor those obligations of SELLERS set forth in secs. 3, 4 and 5.1 through 5.4 herein. Furthermore, the claims of PURCHASERS resulting from fraudulent conduct (secs. 123, 476 German Civil Code) and resulting from an intentional tortious conduct or wilful damage contrary to public policy (secs. 823 para.2, 826 German Civil Code) shall remain unaffected.

6.4      DEFENSE OF CLAIMS.
         -----------------
         (a) If any claim or action by a third party arises for which the SELLERS are liable for indemnification under the terms of this Agreement, then the PURCHASERS shall notify the SELLERS promptly (but not later than ten (10) business days prior to the time when an answer or other responsive pleading or notice with respect to such claim is required) after such claim or action arises and is known to PURCHASERS, and shall give SELLERS a reasonable opportunity:

               (i) to take part in any examination of the respective books and records;

               (ii) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the PURCHASER(S);

               (iii) to take all other required steps or proceedings to settle or defend any such claim or action; and

               (iv) to employ counsel to contest any such claim or action in the name of the PURCHASER(S) or otherwise.

               If SELLERS wish to assume the defense of such claim or action, he shall give written notice to the PURCHASER(S) within thirty (30) days after notice from the PURCHASER(S) of such claim or action (unless the claim or action reasonably requires a response in less than thirty (30) days after the notice is given to SELLERS, in which event they shall notify PURCHASER(S) at least five (5) days prior to such reasonably required response date), and SELLERS shall thereafter assume the defense of any such claim or liability through counsel of its choosing (subject to the PURCHASER(S) approval of such counsel, which approval will not be unreasonably withheld or delayed), shall be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of claim to the extent it produces damage or loss to the PURCHASER(S). The SELLERS shall not settle any such claim without prior written notice to and consultation with the PURCHASER(S). So long as the SELLERS are diligently contesting any such claim in good faith, the PURCHASER(S) may pay or settle such claim only at its/their own expense. The indemnitee shall have the right to participate in such defense with separate counsel, at its expense, provided that the indemnitor shall direct and control any such defense.

         (b) If SELLERS shall not assume the defense of, or if after so assuming shall fail to diligently defend any such claim or action, the PURCHASER(S) may take over the defense of such claim or action in such manner as they may deem appropriate (provided that SELLERS may participate in such defense at his own expense) and the PURCHASER(S) may settle such claim or litigation on such terms as they may in good faith deem appropriate, and SELLERS shall reimburse the PURCHASER(S) as provided herein for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the PURCHASER(S) in connection with the defense against and settlement of such claim or action. If no settlement of such claim or litigation is made, SELLERS shall satisfy any judgment rendered with respect to such claim or in such action, before PURCHASER(S) are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the PURCHASER(S) in the defense of such claim or litigation.

         (c) If a judgment is rendered against any of the PURCHASER(S) in any action covered by the indemnification hereunder, or any lien in respect of such judgment attaches to any of the assets of any of the PURCHASER(S), then SELLERS shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at SELLERS' expense and direction, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, SELLERS shall forthwith pay such judgment or discharge such lien before any of PURCHASER(S) is compelled to do so.


7.       COVENANT NOT TO COMPETE
         -----------------------

7.1      NO COMPETITION.
         --------------
         The parties are aware of the fact that the market of the provision of extracurricular educational services in Germany is currently dominated by two main competitors and, therefore, extremely vulnerable. The parties mutually agree that they intend to cooperate closely in the future with regard to the Schulerhilfe Business. Therefore, in consideration of the facts described hereinbefore and in consideration of the substantial Sales Price paid by PURCHASERS to SELLERS, SELLERS agree to refrain for a time period of ten (10) years from today's date from engaging in any competition with the Schulerhilfe Business. They shall be refrained from establishing or taking over or participating, directly or indirectly, a competing enterprise, particularly the provision of extracurricular educational services. Furthermore, SELLERS shall refrain from any conduct or support - as employee or otherwise - for a competing enterprise, particularly the provision of extracurricular educational services. Within the scope of the business of Schulerhilfe Corporation and Schulerhilfe Partnership they shall refrain from engaging in any business for his own or another person's account. The territorial application of this covenant not to compete shall be the current member states of the European Union, Poland and Switzerland as well as any other country where PURCHASERS are conducting the Schulerhilfe Business during the term of this covenant not to compete.

7.2      CONTRACTUAL PENALTY.
         -------------------
         In case of any violation of this covenant not to compete upon termination, a contractual penalty in the amount of DM450,000.00 (in words: German Marks Fourhundred-and-fifty Thousand) shall be payable. In case of a continuing violation (participation or conduct exceeding a time period of one month) the contractual penalty has to be paid for each month of the violating conduct. The payment of the contractual penalty does not exempt SELLERS from observing the covenant not to compete upon termination.

7.3      FURTHER CLAIMS OF PURCHASERS.
         ----------------------------
         Further claims of PURCHASERS, such as claiming damages or claims for injunctive relief, shall remain unaffected.

7.4      NO OFFSETTING.
         -------------
         It shall not be permitted to offset against any claims of PURCHASER resulting from a violation of this covenant not to compete upon termination (contractual penalty, damages, claims of all kinds).


8.       PUBLICITY
         ---------

8.1      INFORMATION TO THE PUBLIC.
         -------------------------
         The public shall only be informed of this Agreement and its contents following the explicit mutual coordination with regard to time, method and contents of the publication.

8.2      STATUTORY RESTRICTIONS.
         ----------------------
         The parties understand that mandatory statutory provisions may require that some information regarding this Agreement and its contents has to be submitted to some authorities despite the agreement between the parties described in secs. 3.1 and 9 herein. Particularly, SELLERS are aware of the fact and agrees to take into account that PURCHASERS are part of a group of companies and that other companies of such group of companies are publicly traded companies in the United States of America or elsewhere, and that announcements may be necessary or convenient to comply with applicable securities laws, particularly with the rules and regulations of the US Securities Exchange Commission, the US National Association of Securities Dealers or any other applicable securities commission, authority or association.


9.       CONFIDENTIALITY
         ---------------

         Both parties agree to keep confidential all business and operation secrets of the respective other party as well as any further matters or operations made known to such party in the course of the negotiations, the signing and the performance of this Agreement. This relates particularly, but not limited to, any information contained in any statement, document, analysis, compilation, trade secret or other business as well as proprietary information or any other similar information submitted by one party. Each party shall provide that no third parties, including its directors, officers, employees, agents, representatives or affiliates reveal any such knowledge without the prior written consent of the other party.


10.      TERMINATION
         -----------

10.1     RESCISSION RIGHT OF PURCHASERS.
         ------------------------------
         This Agreement may be rescinded by PURCHASERS (Rucktrittsrecht) at any time and at PURCHASERS' sole discretion, prior to the Payment Date upon written notice to SELLERS, and, upon such termination of this Agreement, PURCHASERS shall have no liability whatsoever to SELLERS except as provided otherwise in this Agreement, but to retransfer the Shares in SCHULERHILFE CORPORATION and the Interest in SCHULERHILFE PARTNERSHIP.

10.2     CONTRACTUAL PENALTY.
         -------------------
         If PURCHASERS make use of their right pursuant to sec. 10.1 hereinbefore, however, due to SELLERS fault taking action having detrimental impact on the Schulerhilfe Business, SELLERS shall indemnify PURCHASERS or associated enterprises within the meaning of sec. 15 German Stock Corporation Act, from any and all expenses, including, but not limited to, attorneys and consultants fees, incurred in connection with entering into this Agreement, however, limited to a maximum amount of US$ 700,000.00 (United States Dollars
         Seven-hundred-thousand).

10.3     NO EFFECT ON CLAIMS FOR PERFORMANCE.
         -----------------------------------
         The aforementioned right of rescission of PURCHASERS - as well as any other exclusion and/or limitation of SELLERS' liability contained in this Agreement - shall not affect the PURCHASERS' claims set forth in sec. 6.3 hereinbefore and any right of termination arising thereof.

10.4     OTHER EFFECTS OF TERMINATION FOR CERTAIN CAUSES.
         -----------------------------------------------
         Notwithstanding anything contained in this sec. 10 to the contrary, the termination of this Agreement shall not (i) affect any claim hereunder which accrued prior to the date of termination, or (ii) extinguish or otherwise affect the obligations of PURCHASERS under secs. 3.1 and 9 herein.


11.      EXPENSES
         --------

11.1     GENERAL EXPENSES.
         ----------------
         All expenses incurred by the respective party in connection with the authorization, preparation, execution and performance of this Agreement by the respective party, including, but not limited to, all fees and expenses of agents, representatives, counsel and accountants for the respective party, shall be paid by the respective party which has given the respective instruction or which has caused such expenses.

11.2     COSTS OF NOTARIAL DEEDS.
         -----------------------
         The costs of any notarial deed, notarized applications to commercial registers required for the performance of this Agreement shall be paid by SELLERS.

11.3     SALES AND TRANSFER TAXES
         ------------------------
         The SELLERS shall be jointly and severally responsible for the payment of all sales, excise, transfer, land transfer tax (Grunderwerbssteuer), capital value added and similar taxes or fees imposed by any governmental authority in connection with the sale and transfer of the shares in Schulerhilfe Corporation and of the Interest in Schulerhilfe Partnership.

12.      MISCELLANEOUS
         -------------

12.1     NOTICES
         -------
         All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be made in writing and delivered personally or sent by mail, if given or made to a location within the country in which it is dispatched, or by air mail if given or made to a location outside the country from which it is dispatched, or by express courier, or by facsimile transmission to the intended recipient thereof at its address or facsimile number set out below (or to such other address or facsimile number as any party may from time to time duly notify the others). Any such notice, demand or communication shall be deemed to have been duly given

         (a) immediately, if delivered personally, or given or made by confirmed facsimile; or

         (b) the day after dispatch, if given or made by express courier to a location within the country in which it is dispatched; or

         (c) two (2) days after dispatch, if given or made by express courier to a location outside the country from which it is dispatched; or

         (d) three (3) days after submitted by mail, if given or made by a letter addressed to a location within the country in which it is posted; or

         (e) seven (7) days after submitted by air mail, if made or given by letter addressed to a location outside the country in which it is posted;

         and in proving the same it shall be sufficient to show that receipt of a facsimile was confirmed by the recipient. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

         If to SELLERS:
         Herrn Jurgen Gratze, or
         Herrn Jurgen Birkner, or
         Herrn Martin Mohr
         Allmendenweg 10
         45894 Gelsenkirchen
         Facsimile No.:  (+49)[0]209-36 06 221

         With a copy to:
         Feddersen Laule Scherzberg & Ohle Hansen Ewerwahn
         Stiftstr. 9 - 17
         D-60313 Frankfurt am Main
         Facsimile No.: (+49) [0]69-28 26 15
         Attn.: Prof. Dr. Gerhard Laule or
         Dr. Ekkehard Moeser

         If to CORPORATION PURCHASER:
         c/o Sylvan Learning Systems, Inc.
         1000 Lancaster Street
         Baltimore, Maryland  21202, USA
         Facsimile No.: (+1)410-843-8060
         Attn.:   Robert W. Zentz, Esq.
         Vice President, General Counsel

         If to PARTNERSHIP PURCHASER:
         c/o Sylvan Learning Systems, Inc.
         1000 Lancaster Street
         Baltimore, Maryland  21202, USA
         Facsimile No.: (+1)410-843-8060
         Attn.:   Robert W. Zentz, Esq.
         Vice President, General Counsel

         With regard to CORPORATION PURCHASER and PARTNERSHIP PURCHASER with copies to:

         Paul, Hastings, Janofsky & Walker LLP
         600 Peachtree Street, N.E., Suite 2400
         Atlanta, Georgia  30308-2222, USA
         Facsimile No.: (+1)404-815-2424
         Attn.:   Richard M. Asbill, Esq. or
         W. Andrew Scott, Esq.

         GORG Rechtsanwalte
         Sachsenring 81
         D-50677 Koln
         Facsimile No.: (+49) [0]221-33 66 080
         Attn.: Dr. Volker Schacht or
         Dr. Christof Siefarth

         Any party may change the address to which notices, requests, demands or other communications to such parties shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

12.2     COUNTERPARTS
         ------------
         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

12.3     AGREEMENT
         ---------
         This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the parties hereto, provided, however, notarization is not required by law.

12.4     SUCCESSORS AND ASSIGNS.
         ----------------------
         This Agreement shall be binding upon and for the benefit of the parties and their respective heirs, beneficiaries, executors, successors and assigns. SELLERS may not assign this Agreement without the prior written consent of PURCHASERS. PURCHASERS may assign this Agreement or any parts thereof, after duly informing SELLERS, to any entity of the Sylvan group of companies.

12.5     SCHEDULES AND EXHIBITS.
         ----------------------
         All schedules and exhibits attached to this Agreement shall constitute an integral part of this Agreement.

12.6     HEADINGS.
         --------
         All headings as to the contents of this Agreement are inserted for convenience and shall not be construed as a part of this Agreement or as a limitation of the scope of any terms or provision of this Agreement.

12.7     DISPUTE RESOLUTION.
         ------------------
         The contracting parties shall make all efforts to reach a friendly understanding with regard to all possible differences resulting from this Agreement by weighing their mutual interests and the mutual advantages and disadvantages. If they are unable to reach a friendly understanding, all disputes arising out of or in connection with this Agreement shall be finally settled by German ordinary courts. The place of venue shall be Cologne, Germany.

12.8     APPLICABLE LAW.
         --------------
         This Agreement and all claims resulting thereof, whether contractual, in tort or otherwise, shall be exclusively governed by German substantive law. The application of the United Nations Convention on the International Sale of Goods (CISG) is explicitly excluded.

12.9     LANGUAGE OF THE AGREEMENT.
         -------------------------
         This Agreement is drafted in English and will be translated into German (Exhibit 8). The English version shall be authoritative. However, the
          ---------
         German version shall be agreed upon between Dr. Ekkehard Moeser and Dr. Christof Siefarth until the Payment Date and will be used in case of doubt for the purpose of interpretation.

12.10    PARTIAL INVALIDITY AND SEVERABILITY.
         -----------------------------------
         If any provision of this Agreement is rendered illegal, invalid or unenforceable, this shall not affect the validity of the remaining provisions of this Agreement. In this case the respective provision shall be replaced by a provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision taking into account what the parties would have agreed upon if they would have been aware of the illegality, invalidness or unenforceability. The same shall apply if this Agreement is incomplete.

         Place:_____________________              Place:_____________________

         Date:______________________              Date:______________________


         ___________________________              ___________________________
         SELLER 1                                 CORPORATION PURCHASER


         ___________________________              ___________________________
         SELLER 2                                 PARTNERSHIP PURCHASER


         ___________________________
         SELLER 3

                               LIST OF SCHEDULES

              SCHEDULE             SCHEDULE DESCRIPTION
              --------             --------------------
              1.4                  Shareholders Resolution of Schulerhilfe
                                   Corporation

              3.8                  List of Trademark Registrations and Trademark
                                   Applications

              3.11 Description and Liabilities of Schulerhilfe Business Headquarters

              5.1(b) Entry of Schulerhilfe Corporation in Commercial Register and Articles of Association of Schulerhilfe Corporation / All Shareholders Resolutions of Schulerhilfe Corporation

              5.3(b) Articles of Association and Shareholders Resolutions of Schulerhilfe Partnership

              5.5(b)               Personal Property

              5.5(f)               Assigned Contracts

              5.6 Intercompany Agreement of January 2, 1979, with amendments

              5.7                  Required Consents

              5.11                 Liabilities of Schulerhilfe Entities

              5.12 Jurisdictions, Locations and Names of Schulerhilfe Entities where the Schulerhilfe Business is conducted / Permits and Business Licenses

              5.13                 Exceptions to Title

              5.14(a)              Real Property

              5.14(b)              Exceptions to Real Property

              5.14(c)              Realty Use Rights / Third Party Lease
                                   Agreements

              5.14(g)              Real Property Documents

              5.16                 Financial Statements

              5.17                 Social Data of Employees / Collective
                                   Bargaining Agreements

              5.18(a)              Employee Benefits - Listing

              5.18(b)              Employee Benefits - Severance

              5.18(c)              Employee Benefits - Plans

              5.19                 Insurance

              5.20                 Contracts

              5.21                 Hardware and Software

              5.22                 Inventories and Materials

              5.24                 Environmental - Permits and Litigation

              5.25                 Government Reports

              5.26                 Sole Source Providers

              5.27                 Legal Disputes

              5.28                 Franchisees, Franchise Agreements and Related
                                   Information

              5.29                 Franchise Terminations

              5.30                 Franchise Associations

              5.31                 Related Party Transactions

              5.33                 Events since December 31, 1997

                               LIST OF EXHIBITS
                               ----------------

       EXHIBIT       REFERRED TO IN SEC.            DESCRIPTION
       -------       ------------------             -----------

       1                      1.1                   Schulerhilfe Corporation
                                                    Share Transfer Agreement

       2                      1.2                   Schulerhilfe Partnership
                                                    Interest Transfer Agreement

       3                      3.3                   Management Agreement with
                                                    SELLER 1

       4                      3.4                   Employment Agreement with
                                                    SELLER 3

       5                      3.5                   Consulting Agreement with
                                                    SELLER 2

       6                      3.8                   Assignment of Trademark
                                                    Registrations and Trademark
                                                    Applications

       7                      3.12                  Escrow Agreement

       8                      12.9                  German Version of Agreement

                             INDEX OF DEFINITIONS
                             --------------------

SCHEDULE                 DEFINED TERM
--------                 ------------
2.4(d)(iii)              Accounting Firm

2.4(c)                   Adjustment Date

5.13                     Assets

5.5(f)                   Assigned Contracts

2.5 (a)                  Collected Franchise Fees

5.20                     Contracts

2.4(a)                   Corporation Closing Date Working Capital

2.4(a)                   Corporation Minimum Working Capital

2.1                      Earnout Payment

2.1                      Earnout Stock

4.1(b)                   Effective Time

5.18(c)                  Employee Benefit Program

5.28                     Franchisee

5.28(c)                  Franchise Agreements

2.5 (a)                  Franchise Centers

2.5 (a)                  Franchise Fees

1.1                      Interest

4.2(e)                   Interim Statement

2.4(a)                   Partnership Closing Date Working Capital

2.4(a)                   Partnership Minimum Working Capital

2.2(a)                   Payment Date

5.5(b)                   Personal Property

5.14(a)                  Real Property

5.14(c)                  Realty Use Rights

5.5(d)                   Receivables

5.16                     Reference Dates

5.31                     Related Party

2.1                      Sales Price

3.8                      Schulerhilfe Assets

0.0                      Schulerhilfe Business

3.11                     Schulerhilfe Business Headquarters

0.0                      Schulerhilfe Entities

5.21                     Schulerhilfe Intellectual Property

1.1                      Shares

2.4(a)                   Statements

2.2(b)                   Sylvan

2.2(b)                   Sylvan Common Stock

2.2(b)                   Sylvan CommonRestricted Stock

2.6                      Taxes

3.9                      Trademarks

2.4(b)                   Working Capital

                               TABLE OF CONTENTS

1.       OBJECTS OF SALE................................................................................    3
1.1      Sale of Shares in Schulerhilfe Corporation.....................................................    3
1.2      Sale of Interest in Schulerhilfe Partnership...................................................    3
1.3      Profit Participation...........................................................................    4
1.4      Corporate Consent..............................................................................    4
2.       SALES PRICE AND PAYMENT........................................................................    4
2.1      Sales Price....................................................................................    4
2.2      Payment of the fixed Sales Price...............................................................    5
2.3      Payment of the Earnout.........................................................................    6
2.4      Sales Price Adjustments/Equity Guarantee.......................................................    8
2.5      Determination of Earnout Payment...............................................................   11
2.6      Taxes..........................................................................................   13
3.       ADDITIONAL AGREEMENTS..........................................................................   13
3.1      Confidentiality if Transactions are not Consummated............................................   13
3.2      Cooperation....................................................................................   14
3.3      Management Agreement with Seller 1.............................................................   15
3.4      Employment Agreement with SELLER 3.............................................................   15
3.5      Consulting Agreement with SELLER 2.............................................................   15
3.6      Distributions..................................................................................   15
3.7      PURCHASER's Access and Inspection..............................................................   16
3.8      Assignment of Trademark Registrations and Trademark Applications...............................   16
3.9      Restrictions from Disposing of Sylvan Restricted Stock and Earnout Stock.......................   17
3.10     Release from Restrictions of Sale of Sylvan Restricted Stock...................................   17
3.11     Exclusion of Schulerhilfe Business Headquarters................................................   18
3.12     Escrow Account.................................................................................   18
4.       ADDITIONAL OBLIGATIONS.........................................................................   18
4.1      Certificate of SELLERS.........................................................................   18
4.2      Interim Statements.............................................................................   19
4.3      General Obligations............................................................................   19
5.       REPRESENTATIONS AND WARRANTIES OF SELLERS......................................................   19
5.1      Organization and Existence of Schulerhilfe Corporation.........................................   20
5.2      SELLERS' Power of Disposing of Shares in Schulerhilfe Corporation..............................   21
5.3      Organization and Existence of Schulerhilfe Partnership.........................................   21
5.4      SELLERS' Power of Disposing Interest in Schulerhilfe Partnership...............................   21
5.5      Transfer of Assets.............................................................................   22
5.6      Compliance with and Absence of Inconsistent Obligations........................................   24
5.7      Required Consents..............................................................................   26
5.8      No Overindebtedness or Insolvency of Schulerhilfe Entities.....................................   26
5.9      No Overindebtedness or Insolvency of SELLERS...................................................   26
5.10     No Transfer of Entire Assets of SELLERS........................................................   26
5.11     Liabilities....................................................................................   26
5.12     Authority to Own Assets and Conduct Business/
         Possession of Permits and Business Licenses....................................................   27
5.13     Title to Assets................................................................................   28

5.14     Real Property Interests........................................................................   29
5.15     Tangible Property..............................................................................   33
5.16     Financial Statements...........................................................................   33
5.17     Employment Agreements..........................................................................   34
5.18     Employee Benefit Matters.......................................................................   35
5.19     Insurance......................................................................................   37
5.20     Contracts......................................................................................   37
5.21     Intellectual Property Rights...................................................................   38
5.22     Inventories and Materials......................................................................   39
5.23     Taxes..........................................................................................   40
5.24     Environmental Matters..........................................................................   41
5.25     Government Reports.............................................................................   41
5.26     Sole Source Suppliers..........................................................................   41
5.27     Legal Disputes.................................................................................   42
5.28     Franchisees....................................................................................   42
5.29     Franchisee Termination.........................................................................   44
5.30     No Franchisee Association......................................................................   44
5.31     Related Party Transactions.....................................................................   44
5.32     Conduct of the Schulerhilfe Business Pending Payment Date......................................   45
(a)      Business in the Ordinary Course................................................................   45
(b)      Extraordinary Agreements.......................................................................   45
(c)      Acquisition of Materials.......................................................................   45
(d)      Maintenance....................................................................................   46
(e)      Insurance......................................................................................   46
(f)      Encumbrances...................................................................................   46
(g)      Employee Compensation..........................................................................   46
(h)      Related Party Transactions.....................................................................   46
(i)      No Distributions...............................................................................   47
(j)      Preservation of Business.......................................................................   47
5.33     Events Since December 31, 1997.................................................................   47
6.       INDEMNITIES....................................................................................   51
6.1      Indemnification of PURCHASERS..................................................................   51
6.2      Limitation of Claims...........................................................................   51
6.3      Exceptions to Indemnifications and Limitation of Claims........................................   52
6.4      Defense of Claims..............................................................................   53
7.       COVENANT NOT TO COMPETE........................................................................   55
7.1      No Competition.................................................................................   55
7.2      Contractual Penalty............................................................................   56
7.3      Further Claims of PURCHASERS...................................................................   56
7.4      No Offsetting..................................................................................   56
8.       PUBLICITY......................................................................................   56
8.1      Information to the Public......................................................................   56
8.2      Statutory Restrictions.........................................................................   56
9.       CONFIDENTIALITY................................................................................   57
10.      TERMINATION....................................................................................   57
10.1     Rescission Right of PURCHASERS.................................................................   57

10.2     Contractual Penalty............................................................................   57
10.3     No Effect on Claims for Performance............................................................   58
10.4     Other Effects of Termination for Certain Causes................................................   58
11.      EXPENSES.......................................................................................   58
11.1     General Expenses...............................................................................   58
11.2     Costs of Notarial Deeds........................................................................   59
11.3     Sales and Transfer Taxes.......................................................................   59
12.      MISCELLANEOUS..................................................................................   59
12.1     Notices........................................................................................   59
12.2     Counterparts...................................................................................   62
12.3     Agreement......................................................................................   62
12.4     Successors and Assigns.........................................................................   62
12.5     Schedules and Exhibits.........................................................................   62
12.6     Headings.......................................................................................   62
12.7     Dispute Resolution.............................................................................   63
12.8     Applicable Law.................................................................................   63
12.9     Language of the Agreement......................................................................   63
12.10    Partial Invalidity and Severability............................................................   63
List of Schedules.......................................................................................   65
List of Exhibits........................................................................................   67
Index of Definitions....................................................................................   68
Table of Contents.......................................................................................   70